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                                                                   Exhibit 10.23

                              INVESTMENT AGREEMENT

         INVESTMENT AGREEMENT (the "Agreement"),dated as of November 13, 2000, by and among Bluefly, Inc., a New York corporation (the "Company"), Bluefly Merger Sub, Inc., a Delaware corporation ("NewCo") and the purchasers listed on
Schedule 1 hereto (the "Purchasers").

         WHEREAS, pursuant to an Investment Agreement, dated as of July 27, 1999, by and among the Company, the Purchasers, The Lynch Foundation, Peter Lynch and Pilot Domestic Trust, each of the Purchasers has invested in shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Stock");

         WHEREAS, pursuant to a Note and Warrant Purchase Agreement, dated as of March 28, 2000, by and among the Company and the Purchasers, the Purchasers purchased senior convertible notes in the aggregate amount of $3,000,000 (the "First Round Notes") and warrants exercisable in the aggregate for 175,000 shares of common stock of the Company ("First Round Warrants") and committed (the "Standby Commitment") to provide to the Company up to an aggregate of $12,000,000 at any time prior to January 1, 2001;

         WHEREAS, in subsequent drawings under the Standby Commitment, the Purchasers have purchased additional senior convertible notes in the aggregate principal amount of $12,000,000 (the "Additional Notes" and together with the First Round Notes, the "Original Notes") and warrants exercisable for 200,000 shares of common stock of the Company (together with the First Round Warrants, the "Purchasers' Warrants");

         WHEREAS, the Company wishes to sell to the Purchasers and the Purchasers wish to purchase from the Company subordinated convertible notes in the aggregate principal amount of $5 million (collectively, the "New Notes"), which will be convertible into a new series of preferred stock of the Company Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Stock"), and the Company and the Purchasers wish to amend the Original Notes to provide for their conversion into shares of Series B Stock and make certain other changes;

         WHEREAS, the Company intends to offer 8,547,009 shares (the "Rights Shares") of Common Stock (as defined below) to holders of Common Stock (the "Rights Offering") at a price of $2.34 a share (the "Common Share Price") and the Purchasers will purchase up to 4,273,504 of the Rights Shares at the Common Share Price if they are not subscribed for in the Rights Offering;

         WHEREAS, as an inducement to the Purchasers to purchase the New Notes and the Rights Shares, the Company has agreed to amend the terms of the Series A Stock;

         WHEREAS, the Company has determined that it is advisable to merge the Company with and into NewCo, a wholly-owned subsidiary of the Company, with

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NewCo to be the Surviving Corporation (as defined below) for the purpose of reincorporating the Company in Delaware;

         WHEREAS, a special committee comprised of independent directors of the Board of Directors of the Company (the "Special Committee") has (i) determined that the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the shareholders of the Company, and (ii) resolved to approve and recommend this Agreement and the transactions contemplated hereby to the Board of Directors, subject to the terms and conditions hereof.

         WHEREAS, the Board of Directors of the Company has (i) determined that the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the shareholders of the Company, (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby subject to the terms and conditions hereof and (iii) decided to recommend to shareholders of the Company that they approve all matters in connection with this Agreement that are required to be approved by the shareholders; and

         WHEREAS, the parties to this Agreement desire to set forth their understanding with respect to matters described herein;

         NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


SECTION 1 DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following definitions shall apply:

         "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Authority.

         "Affiliate" shall mean any Person who is an "affiliate" (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of, and any Person controlling, controlled by, or under common control with, any Purchaser. For the purposes of this Agreement, "control" includes the ability to exercise investment discretion through contractual means or by operation of law.

         "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

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         "Annual Reports" means the Company's Annual Reports on Form 10-KSB or
Form 10-K, as the case may be, for the years ended December 31, 1998 and 1999, each as filed with the SEC and December 31, 2000, to be filed with the SEC (including, in each case, all amendments thereto filed with the SEC prior to the Applicable Closing Date, all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any amendments thereto made subsequent to the Applicable Closing Date).

         "Board of Directors" means the Board of Directors of the Company.

         "Business" means the business of the Company and shall be deemed to include any of the following incidents of such business: income, operations, condition (financial or other), assets, properties and liabilities.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "By-Laws" means the amended and restated by-laws of the Company, as the same may have been amended and as in effect on the date hereof.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock.

         ""Certificate of Merger (Delaware)" means the Plan and Agreement of Merger of the Company with and into NewCo to be filed with the Secretary of State of the State of Delaware, in the form of Exhibit A.

         "Certificate of Merger (New York)" means the Certificate of Merger of the Company with and into NewCo to be filed with the Secretary of State of the State of New York, in the form of Exhibit B.

         "Change of Control" means any of the following: (i) any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) becoming the beneficial owner, directly or indirectly, of outstanding shares of Capital Stock of the Company entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the shareholders of the Company in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act); (ii) a majority of the Board of Directors of the Company shall consist of Persons other than Continuing Directors; (iii) a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of Capital Stock of the Company immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of the combined

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voting power of the then outstanding shares of Capital Stock of the Company resulting from such recapitalization, reorganization, merger, consolidation or similar transaction; (iv) the sale or other disposition of all or substantially all the assets of the Company in one transaction or in a series of related transactions; (v) any transaction occurs (other than one described in (iv) or (vi)), the result of which is that the Common Stock is not required to be registered under Section 12 of the Exchange Act and in which the holders of Common Stock of the Company do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act; or (vi) immediately after any merger, consolidation, recapitalization or similar transaction, a "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than a group that includes Purchasers and/or their Affiliates, shall be the beneficial owners, directly or indirectly, of outstanding shares of Capital Stock of the Company (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of Capital Stock of the Company (or the surviving Person in such transaction) and in connection with or as a result of such transaction, the Company (or such surviving Person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company and any other capital stock of the Company into which such stock is reclassified or reconstituted.

         "Condition of the Company" means the assets, business, properties, liabilities, prospects, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole.

         "Continuing Director" mean any member of the Board of Directors on the latest Closing Date and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors

         "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

         "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

         "Delaware Certificate" means the Certificate of Incorporation of NewCo, to be filed with the Secretary of State of the State of Delaware as an exhibit to the Certificate of Merger (Delaware), in the form attached hereto as Exhibit C.

         "Encumbrance" means any claim, charge, easement, hypothecation, assignment, preference, priority, preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity-related preferences), encumbrance, lease, covenant, security interest, lien (statutory or other), option, pledge, rights of others, restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable U. S. federal or state securities law.

         "Environmental Laws" means federal, state and local laws, principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor statute thereto), and the rules and regulations of the SEC promulgated thereunder.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

         "Governmental Authority" means the government of any domestic or foreign state, city, locality or other political subdivision thereof, any agency, bureau, board, commission, count, department, official, tribunal or any other instrumentality of any such government, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Knowledge of the Company" means the actual knowledge of the executive officers of the Company without investigation.

         "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Authority and any Order.

         "Licenses" means any certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Authorities.

         "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

         "Material Adverse Effect" means a circumstance, fact, change, development or effect (i) that could or could reasonably be expected to have a materially adverse effect on the properties, results of operations, business, domestic prospects or condition (financial or otherwise) of the Company taken as a whole or (ii) that materially adversely effects the ability of the Company or NewCo to consummate the transactions contemplated by this Agreement in any respect or impairs or delays the ability of the Company to effect the First Closing, the Second Closing or the Third Closing.

         "Merger" means the merger of the Company into NewCo, in accordance with the Certificate of Merger (Delaware).

         "NASDAQ" means the NASDAQ Small Cap Market of the National Association of Securities Dealers, Inc. Automated Quotation System.

         "NewCo" means a corporation to be formed under the laws of the State of Delaware and wholly-owned by the Company.

         "New York Certificate" means the Certificate of Incorporation of the Company, as the same has been amended and in effect on the date hereof.

         "Order" means any decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Authority.

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Quarterly Reports" means the Company's Quarterly Reports on Form 10-QSB or Form 10-Q, as the case may be, for the quarters ended September 30, 2000, June 30, 2000, March 31, 2000, September 30, 1999, June 30, 1999 and March
31, 1999, each as filed with the SEC.

         "Related Registrable Securities" means, with respect to the Common Stock issuable upon conversion or exchange of the Series B Stock, any securities of the Company issued or issuable with respect to such shares of Common Stock by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         "Registrable Securities" means each of the following: (a) any shares of Common Stock owned by a Purchaser issued or issuable upon conversion of shares of Series B Stock, (b) any shares of Common Stock owned by a Purchaser issued or issuable upon exercise of the Purchasers' Warrants and (c) Related Registrable Securities.

         "Requirements of Law" means as to any Person, any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or a stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "SEC" means the Securities and Exchange Commission.

         "SEC Documents" means the Annual Reports, the Quarterly Reports and all other documents filed by the Company with the SEC on or after January 1, 1999 and prior to any Applicable Closing Date pursuant to Section 13 or 15(d) of the Exchange Act (including all exhibits and schedules thereto and documents incorporated by reference therein), but shall not include any portion of any document which is not deemed to be filed under applicable SEC rules and regulations.

         "Securities Act" means the Securities Act of 1933, as amended (or any successor statute thereto), and the rules and regulations of the SEC promulgated thereunder.

         "Subsidiary" means, as of the relevant date of determination, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Surviving Corporation" means the surviving entity in the Merger, which shall be a Delaware corporation. From and after the effective time of the Merger, all references herein to the Company shall mean the Surviving Corporation.

         "Transaction Documents" means collectively, this Agreement (including the schedules attached hereto), the Certificate of Merger (New York), the Certificate of Merger (Delaware), the New Notes and the Amended Notes.

         1.2 Additional Definitions. The following terms are defined in the section set forth opposite such term.

Term                                                              Section
Additional Notes                                                 Preamble
Agreement                                                        Preamble
Amended Notes                                                     2.1(b)
Applicable Closing Date                                              5
Approved Underwriter                                              13.2(e)
Audited Financials                                                  3.7
Basic Subscription Right                                          2.3(b)
Blackout Period                                                   13.2(c)
Common Share Price                                               Preamble
Company                                                          Preamble
Company Shareholders Meeting                                       3.28
Company Underwriter                                                10.3
Conditional Subscription                                            2.4
Conversion Stock                                                  11.7(b)
Deferral Notice                                                   13.2(f)
Deferral Period                                                   13.2(f)
Delivery Date                                                     11.7(c)
Demand Notice                                                     13.2(a)
Demand Registration                                               13.2(a)
Demand Shelf Registration                                         13.2(a)
ERISA                                                             3.14(a)
Excess Shares                                                     2.3(b)
Expiration Date                                                   2.3(c)
Financials                                                          3.7
First Closing                                                     2.1(a)
First Closing Date                                                2.1(a)
First Round Notes                                                Preamble

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First Round Warrants                                             Preamble
Holders' Counsel                                                13.5(a)(ii)
HSR Act                                                             9.4
Inspector                                                      13.5(a)(viii)
Intellectual Property                                              3.11
Letter                                                            11.7(c)
NASD                                                           13.5(a)(xiii)
New Notes                                                        Preamble
Original Notes                                                   Preamble
Oversubscription Privilege                                        2.3(b)
Prospectus                                                        3.28(c)
Proxy Statement                                                   3.28(a)
Public                                                              2.4
Purchasers                                                       Preamble
Purchasers' Warrants                                             Preamble
Record Date                                                       2.3(a)
Records                                                        13.5(a)(viii)
Registration Expenses                                              13.6
Registration Rights Indemnified Party                             13.7(c)
Registration Rights Indemnifying Party                            13.7(c)
Registration Statement                                            3.28(b)
Reporting Agreement                                               11.7(a)
Requesting Holders                                                 13.3
Requisite Company Vote                                             3.29
Rights Offering                                                  Preamble
Rights Shares                                                    Preamble
Second Closing                                                      2.2
Second Closing Date                                                 2.2
Series A Stock                                                   Preamble
Series B Stock                                                   Preamble
Shelf Registration Statement                                      13.2(a)

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Special Committee                                                Preamble
Standby Commitment                                               Preamble
Stockholder                                                       13.2(a)
Subsequent Shelf Registration                                     13.2(d)
Tax Returns                                                       11.7(a)
Treasury Regulations                                              11.7(b)
Unaudited Financials                                                3.7
Underlying Share                                                  2.3(b)
USRPHC                                                            11.7(b)
Withdrawal Period                                                 13.2(f)

SECTION 2 ISSUANCE OF THE NOTES AND SHARES; RIGHTS OFFERING

         2.1 Issuance of Notes.

              (a) Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the New Notes (the "First Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 at 10:00 a.m. on November __, 2000 or on such other date and at such other time as the Purchasers and the Company may mutually agree (the "First Closing Date"). On the First Closing Date, subject to the terms and conditions of this Agreement, each of the Purchasers severally (and not jointly) shall purchase and acquire from the Company, and the Company shall issue and sell to the Purchasers, New Notes, in the form attached as Exhibit D and in the amounts set forth opposite each Purchaser's name on Schedule 1 hereto, for an aggregate purchase price of $5,000,000. At the First Closing, the Company shall deliver to each Purchaser a duly executed New Note, in the aggregate principal amount set forth opposite such Purchaser's name on Schedule 1 hereto, registered in the name of such Purchaser or its nominees, with appropriate issue stamps, if any, affixed at the expense of the Company, against payment by each Purchaser of the purchase price set forth opposite such Purchaser's name on Schedule 1 hereto by wire transfer of immediately available funds to an account designated by the Company not less than two Business Days prior to the First Closing.

              (b) At the First Closing, subject to the terms and conditions of this Agreement, the Company shall issue amended Subordinated Convertible Notes in the form of Exhibit E (the "Amended Notes") to each Purchaser in an aggregate principal amount equal to and in exchange for the Original Notes held by such Purchaser. Schedule 2.1 sets forth a list of Original Notes.

         2.2 Transactions at the Second Closing. The New Notes and the Amended Notes will automatically be converted into shares of Series B Stock at a closing (the "Second Closing") to occur (the "Second Closing Date") as soon as reasonably practicable following the satisfaction or waiver of the conditions set forth in Articles 5 and 7. The Second Closing shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, 10019-6064. At the Second Closing, the Company shall deliver to each Purchaser duly executed certificates representing the shares of Series B Stock into which the New Notes and Amended Notes are converted. Each certificate shall be registered in the name of such Purchaser or its nominees, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Encumbrance, and shall be delivered against delivery by the Purchasers of the New Notes and Amended Notes.

         2.3 Third Closing.

              (a) Rights Offering

                   (i) On a date (the "Record Date") to be determined by the Board of Directors in accordance with the Delaware Certificate and Bylaws of the Company and the applicable rules of the NASDAQ but which is (x) at least five days prior to the effective date of the Registration Statement and (y) as soon as practicable after the consummation of the Merger, the Company shall declare a dividend (subject to the Registration Statement becoming effective at a future date) to all holders of Common Stock of record as of the Record Date of transferable rights (each right to purchase one share of Common Stock is hereinafter referred to as a "Right") to acquire in the aggregate 8,547,009 shares of Common Stock at a price per share equal to the Common Share Price. As soon as practicable following the effective date of the Registration Statement, the Company will distribute such Rights to such holders of Common Stock.

                   (ii) Each Right shall entitle the holder thereof to acquire (the "Basic Subscription Privilege") one share of Common Stock (an "Underlying Share") at the Common Share Price. All holders of Rights who exercise the Basic Subscription Privilege may also subscribe for additional Underlying Shares that are not otherwise purchased pursuant to the exercise of Rights ("Excess Shares") at the Common Share Price, if any (the "Oversubscription Privilege"). If an insufficient number of Excess Shares are available to satisfy fully all elections to exercise the Oversubscription Privilege, the available Excess Shares shall be prorated among holders who exercise their Oversubscription Privilege. The "Rights Offering" means the offering of Underlying Shares to holders of Rights pursuant to both the Basic Subscription Privilege and the Oversubscription Privilege.

                   (iii)The expiration date of the Rights Offering (the "Expiration Date") shall be no later than the date which is 45 calendar days following the date (subject to the Company's right to extend such date for a period not to exceed 20 days) upon which the Prospectus is first sent to holders of record of the Common Stock as of the Record Date. The Prospectus shall be sent to such holders on or about the effective date of the Registration Statement.

                   (iv) Except as otherwise provided by this Agreement, the terms of the Rights Offering shall be set forth in the Prospectus forming a part of the Registration Statement which terms shall be reasonably satisfactory to the Purchasers and the Special Committee.

                   (v) The Company agrees to support the Rights Offering through the development and implementation of a timely coordinated "roadshow" to current stockholders.

                   (vi) The Purchasers hereby waive their right to purchase shares in the Rights Offering pursuant to the preemptive rights granted in
Section 8 of the Certificate of Amendment of the Certificate of Incorporation of the Company, dated July 27, 1999.

              (b) Conditional Subscription. Subject to the terms and conditions contained in this Agreement, if all Underlying Shares are not purchased pursuant to the Rights Offering (including pursuant to the Oversubscription Privilege), the Purchasers and the Company hereby agree that, immediately following the Expiration Date, the Purchasers shall subscribe for at the Common Share Price, such number of shares of Common Stock (the "Conditional Subscription"), equal to the lesser of (i) the total number of shares of Common Stock available to be purchased by holders of Rights (the "Public"), minus the total number of shares of Common Stock actually purchased by the Public, and (ii) 4,273,504 shares of Common Stock.

              (c) Third Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Conditional Subscription (the "Third Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 5 and 8 with respect to the Third Closing (the "Third Closing Date").

              (d) Transactions at the Third Closing. At the Third Closing, the Company will sell to and the Purchasers will purchase the shares subject to the Conditional Subscription, if any, at a price per share equal to the Common Share Price. At the Third Closing, the Company shall deliver to each Purchaser duly executed certificates representing the number of shares purchased by it pursuant to the Conditional Subscription. Each certificate shall be registered in the name of such Purchaser or its nominees, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Encumbrance, and shall be delivered against payment by each Purchaser in an amount equal to the product of the Common Share Price multiplied by the number of shares of Common Stock to be purchased by that Purchaser, by wire transfer of immediately available funds to an account specified in a notice delivered by the Company.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND NEWCO

         Each of the Company and NewCo, jointly and severally, hereby represents and warrants to each Purchaser as follows:

         3.1 Corporate Existence and Power.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and NewCo is, and on the Second Closing Date the Surviving Corporation will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as contemplated to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect.

              (b) True, correct and complete copies of the New York Certificate and the By-Laws as in effect on the date hereof have been provided by the Company to the Purchasers.

              (c) NewCo is a newly-formed entity that has heretofore conducted no business, owns no properties or assets and is subject to no liabilities other than its obligations under this Agreement.

         3.2 Power and Authority.

              (a) Each of the Company and NewCo has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by each of the Company and NewCo of this Agreement and each of the Transaction Documents to which it is a party and the consummation by each of them of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of each of them and no further corporate action on the part of either the Company or NewCo is necessary to authorize the execution, delivery and performance by the Company and NewCo of this Agreement or the consummation by each of them of the transactions contemplated hereby (assuming the Requisite Company Vote is obtained). This Agreement has been duly executed and delivered by the Company and NewCo and is a valid and binding obligation of each of them, enforceable against the Company and NewCo in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

              (b) As of the Second Closing Date, the Board of Directors of the Company will have duly adopted the Certificate of Merger (New York) and the Board of Directors of NewCo will have duly adopted the Certificate of Merger (Delaware). No further corporate action (including any shareholder approvals) on the part of the Company will be necessary as of the Second Closing Date to authorize the amendment of the terms of the Series A Stock, issuance of the Series B Stock or the Merger, other than filing the Certificate of Merger (New
York) with the Secretary of State of the State of New York and Certificate of Merger (Delaware) with the Secretary of State of the State of Delaware.

         3.3 No Contravention, Conflict, Breach, Etc. The execution, delivery and performance of this Agreement and each Transaction Document to which it is a party by the Company and NewCo and the consummation of the transactions contemplated hereby and thereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any assets or properties of the Company or any of its Subsidiaries or NewCo or cause the Company or any of its Subsidiaries or NewCo to be required to redeem, repurchase or offer to repurchase any of their respective indebtedness under (i) the charter documents or by-laws of the Company or any of its Subsidiaries or NewCo, (ii) any material Law of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or NewCo or any of their respective assets, properties or operations or (iii) any indenture, mortgage, loan agreement, note or other material agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any material lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries or NewCo is a party or by which the Company or any of its Subsidiaries or NewCo is bound or to which any of the assets, properties or operations of the Company or any of its Subsidiaries or NewCo is subject.

         3.4 Consents. Except as set forth on Schedule 3.4, no consent, approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Authority, (ii) stock exchange on which the securities of the Company are traded or (iii) other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company or any of its Subsidiaries or NewCo for the execution, delivery and performance by the Company or NewCo of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, except consents which are not material to the business or operations of the Company and its Subsidiaries, taken as a whole.

         3.5 Subsidiaries. Schedule 3.5 sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Except for its Subsidiaries, the Company holds no equity, partnership, joint venture or other interest in any Person. True and complete copies of the certificate of incorporation, by-laws and other organizational documents of the Subsidiaries as in effect on the date hereof have been provided by the Company to the Purchasers. Each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other organizational power and authority to own, lease and operate its properties and to conduct its business as currently conducted and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect. All of the outstanding Capital Stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through other Subsidiaries of the Company, free and clear of any Encumbrance, and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity), other than the Company or any Subsidiary of the Company, to acquire any such Capital Stock, any additional capital stock or any other securities of any such Subsidiary. There exists no restriction, other than those pursuant to applicable law or regulation, on the payment of cash dividends by any Subsidiary.

         3.6 SEC Documents.

              (a) The Company has made available to the Purchasers true and complete copies of all SEC Documents.

              (b) As of its filing date, each SEC Document filed pursuant to the Exchange Act (i) complied in all material respects with the applicable requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading

              (c) Each final registration statement filed with the SEC, as amended or supplemented prior to the Applicable Closing Date, pursuant to the Securities Act, as of the date such statement or amendment became or will become effective (i) complied or will comply in all material respects with the applicable requirements of the Securities Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

         3.7 Financial Statements. The audited financial statements and notes included in the SEC Documents (the "Audited Financials") comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, were prepared in accordance with GAAP consistently applied throughout the period involved except as noted therein, and fairly present in all material respects the financial condition, results of operations, cash flows and changes in shareholders' equity of the Company and its Subsidiaries at the dates and for the periods presented. Since December 31, 1999, except as disclosed in the SEC Documents filed prior to the date hereof or as previously disclosed to the Purchasers in writing, the Company has not incurred any material liabilities other than in the ordinary course of business of the Company, and there has been no change, and no development or event involving a prospective change, which has had or could reasonably be expected to have, a Material Adverse Effect. The unaudited quarterly consolidated financial statements and the related notes included in the SEC Documents, previously delivered by the Company to the Purchasers (the "Unaudited Financials" and together with the Audited Financials, the "Financials"), fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods to which they relate, subject to normal year-end adjustments, and have been prepared in accordance with GAAP applied on a consistent basis except as otherwise stated therein and have been prepared on a basis consistent with that of the audited financial statements referred to above subject to normal year-end adjustments except as otherwise stated therein.

         3.8 No Existing Violation, Default, Etc. The Company is not in violation (i) of any provision of the New York Certificate as of the First Closing Date or the Delaware Certificate as of the Second Closing Date and Third Closing Date, its By-Laws or other organizational documents or (ii) of any applicable Law or regulation, which violation has or would reasonably be expected to have a Material Adverse Effect. No breach, event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement to which the Company is a party or by which the Company is bound or to which any of the properties, assets or operations of the Company is subject, which breach, event of default, or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, has or would reasonably be expected to have a Material Adverse Effect.

         3.9 Licenses and Permits. The Company and its Subsidiaries have such Licenses as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the SEC Documents and as currently owned or leased and conducted and all such Licenses are valid and in full force and effect except such Licenses that the failure to have or to be in full force and effect individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notice that any violations are being or have been alleged in respect of any such License and no proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke or limit any such License the effect of which would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with their respective obligations under such Licenses, with such exceptions as individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, suspension, limitation or termination of such Licenses, except such events as have not had, or would not reasonably be expected to have, a Material Adverse Effect.

         3.10 Title to Properties. The Company and its Subsidiaries have sufficient title to all material properties (real and personal) owned by the Company and any such Subsidiary that are necessary for the conduct of the business of the Company and any such Subsidiary as currently conducted, free and clear of any Encumbrance that may materially interfere with the conduct of its business, and all material properties held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases.

         3.11 Intellectual Property. There are no intellectual property rights or other intangible property rights (other than standard license agreements and other related rights acquired by the Company or under which the Company is the licensee in connection with the Company's use of administrative, ministerial, accounting and financial office automation software and related products) including, without limitation, (i) trademarks, service marks, fictitious or assumed names, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof; (ii) copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights; (iii) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, formulae and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection); and (iv) computer software programs, including, without limitation, all source code, object code, and documentation related thereto, patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified or resubmitted) owned or licensed by the Company or any of its Subsidiaries ("Intellectual Property") other than as previously disclosed in writing to the Purchasers or as disclosed in Schedule 3.11. Except as disclosed in Schedule
3.11 or as previously disclosed to the Purchasers in writing: (i) the Company owns or possesses sufficient legal rights to all Intellectual Property necessary for its business as presently conducted without any conflict or infringement of rights of others; (ii) other than those contracts, agreements, and instruments required to be filed as an exhibit to the Company's annual report on Form 10-KSB for the year ended December 31, 1999, there are no material outstanding options, licenses, or agreements of any kind relating to the Intellectual Property nor is the Company bound by or a party to any material options, licenses, or agreements of any kind with respect to the intellectual property of any other person or entity; (iii) to the Knowledge of the Company, the Company has not infringed upon or otherwise violated the intellectual property rights of any third party;
(iv) other than as previously disclosed to the Purchasers in writing or as set forth on Schedule 3.11, the Company has not received any claim, charge, demand, notice or other communication alleging that the Company has violated or, by conducting its business as proposed, would violate any intellectual property rights of any other person or entity; (v) other than as previously disclosed to the Purchasers in writing or as set forth on Schedule 3.11, the Company is unaware of any facts that would form a reasonable basis for an action or claim by others alleging infringement by the Company of Intellectual Property of others; and (vi) all of the Company's Intellectual Property is owned by the Company, free and clear of all liens and encumbrances and held in the Company's name. None of the execution or delivery of any Transaction Documents, or the carrying on of the Company's business by the employees of the Company, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument related to the Company's Intellectual Property. The Company has taken all action reasonably necessary and desirable to maintain and protect each item of Intellectual Property owned by the Company. Each employee, officer and director of the Company has executed an agreement regarding inventions and confidentiality substantially in the form or forms delivered to the Purchasers. The Company is unaware of uncited prior art that is more pertinent than the art already of record in the U.S. Patent and Trademark Office in connection with the patents and patent applications of the Company's Intellectual Property.

         3.12 Environmental Matters. To the Company's Knowledge, the Company and its Subsidiaries and their operations and properties are and have been in compliance in all material respects with all applicable Environmental Laws, and no material expenditures are or, to the Company's Knowledge, will be required in order to comply with any applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or to the Company's Knowledge, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws which could reasonably be expected to result in a material fine, penalty or other obligation, cost or expense. There are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance by the Company or any of its Subsidiaries with, or which have given rise to, or, to the Company's Knowledge, will give rise to, material liability to the Company or any of its Subsidiaries under Environmental Laws.

         3.13 Capitalization.

              (a) As of the date hereof, the authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, $.01 par value, of which 500,000 shares have been designated Series A Stock. As of the date hereof, the issued and outstanding capital stock of the Company consists of 4,924,906 shares of Common Stock and 500,000 shares of Series A Stock. All such shares of Capital Stock of the Company have been duly authorized and are fully paid and non-assessable.

              (b) As of the Second Closing Date, immediately following the consummation of the Merger, the authorized capital stock of the Surviving Corporation will consist of 40,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, $.01 par value, of which 500,000 shares will have been designated Series A Stock and 9,000,000 shares will have been designated Series B Stock. As of the Second Closing Date, the issued and outstanding capital stock of the Surviving Corporation will consist of 4,924,906 shares of Common Stock (excluding shares that may be issued after the date hereof upon exercise of stock options identified on Schedule 3.13), 500,000 shares of Series A Stock and 8,547,009 shares of Series B Stock (excluding shares of Series B Stock issued upon conversion of New Notes and Amended Notes as a result of the accrued and unpaid interest on the Notes). All such shares of Capital Stock of the Surviving Corporation will be duly authorized and upon conversion of the Amended Notes and the New Notes, each as contemplated by the Transaction Documents, all such shares shall be fully paid and non-assessable. Immediately prior to the Second Closing Date, the 500,000 shares of Series A Stock will be convertible into 952,380 shares of Common Stock and each share of Series B Stock will be converted into one share of

Common Stock, in each case subject to antidilution provisions set forth in the Delaware Certificate.

              (c) As of the Third Closing Date, the Surviving Corporation shall have the same authorized capital stock as it had on the Second Closing Date, but the issued and outstanding capital stock will consist of a minimum of 9,198,410 and a maximum of 13,471,915 shares of Common Stock (excluding shares that may be issued after the date hereof upon exercise of stock options identified on
Schedule 3.13), after giving effect to the Rights Offering.

              (d) Except as set forth in Schedule 3.13 and except as contemplated by this Agreement, there are no shares of Capital Stock of the Company reserved for issuance. The shares of Common Stock issuable upon conversion of the Series A Stock and upon exercise of the Purchasers' Warrants and payment of the exercise price set forth in the Purchasers' Warrants are, and on the First Closing Date will be, duly authorized and, when so issued, will be fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Series B Stock, when issued, will be duly authorized and, when issued on conversion of the New Notes and the Amended Notes in accordance with their terms, will be fully paid and non-assessable. At the Third Closing, the shares of Common Stock purchased by the Purchasers, upon payment of the purchase price for such shares, will be fully paid and non-assessable. At the (1) First Closing, except for (i) the Purchasers' Warrants, (ii) the Amended Notes, (iii) the New Notes, (iv) the Series A Stock and the Series B Stock and (v) as set forth in Schedule 3.13, and (2) at the Second Closing and Third Closing, except for (i) the Purchasers' Warrants, (ii) the Series A Stock, (iii) the Series B Stock and (iv) as set forth on Schedule 3.13, there are no options, warrants or other rights to purchase shares of Capital Stock or other securities of the Company or any of its Subsidiaries, or securities convertible into or exchangeable for shares of Capital Stock or other securities of the Company or any of its Subsidiaries, nor, except as required by the Transaction Documents or as set forth in Schedule 3.13, is the Company or any Subsidiary obligated in any manner to issue shares of its Capital Stock or other securities. Except as contemplated hereby and for relevant state and federal securities laws, there are no restrictions on the Purchaser's ability to transfer shares of Capital Stock of the Company.

         3.14 Employee Benefits.

              (a) Except for the plans described in the SEC Documents and those listed in Schedule 3.14 (the "Benefit Plans"), there are no employee benefit plans or arrangements of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA") under which the Company has or in the future could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of Sections 414(b), (c), (m) and
(o) of the Code), any material liability with respect to any current or former employee of the Company or any Commonly Controlled Entity. No such Benefit Plan is a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)) or subject to Title IV of ERISA and, the Company has never contributed to, or had any obligation to contribute to, any such multiemployer plan or any plan subject to Title IV of ERISA.

              (b) With respect to each Benefit Plan: (i) such Benefit Plan has been maintained and administered at all times in material compliance with its terms and applicable law and regulation; (ii) no event has occurred and to the Knowledge of the Company, there exists no circumstance under which the Company could directly, or indirectly through a Commonly Controlled Entity, incur any material liability under ERISA, the Code or otherwise; (iii) there are no actions, suits or claims pending or, to the Knowledge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan with respect to which suits management of the Company reasonably believes the Company could incur any material liability; (iv) all contributions and premiums due and owing to any Benefit Plan have been made or paid on a timely basis and no "accumulated funding deficiency," as defined in Code Section 412, has been incurred, whether or not waived; and (v) if such Benefit Plan is intended to be qualified under Section 401(a) of the Code, such Benefit Plan has been determined to be so qualified and each trust created under such Benefit Plan has been determined to be exempt from tax under Section 501(a) of the Code and to the Knowledge of the Company, no event has occurred since the date of such determinations, including effective changes in laws or regulations or modifications to the Benefit Plans, that would adversely affect such qualification or tax exempt status.

              (c) The Company has no Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of post-retirement health and medical benefits for current and former employees of the Company. No condition exists that would prevent the Company from amending or terminating any plan providing health or medical benefits in respect of current or former employees of the Company.

              (d) No employee or former employee of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award, stock option or restricted security) as a result of the transactions contemplated hereby.

              (e) All persons classified by the Company as independent contractors satisfy the requirements of applicable law to be so classified and the Company has no obligation to provide benefits to any such person under any Benefit Plan.

         3.15 Taxes. The Company and its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all material Tax returns that are required to be filed and have paid or caused to be paid all material Taxes as shown on said returns and on all material assessments received by it to the extent that such Taxes have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with GAAP, have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company or such Subsidiaries reasonably believe to be adequate in all material respects, for all Tax liabilities applicable to the Company and its Subsidiaries for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes).
Schedule 3.15 sets forth the tax year through which United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed. For purposes of this Section 3.15, "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

         3.16 Litigation. Except as previously disclosed to the Purchasers in writing or in SEC Documents filed with the SEC prior to the date of this Agreement, there are no pending actions, suits, proceedings, arbitrations or investigations, royalty or other audits, complaints, against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations, or with respect to which the Company or any such Subsidiary is responsible by way of indemnity or otherwise (together "Litigation Claims"), that are required under the Exchange Act to be described in such SEC Documents or that could singly, or in the aggregate, with all such other Litigation Claims, reasonably be expected to have a Material Adverse Effect and, to the Knowledge of the Company, no such Litigation Claims are threatened.

         3.17 Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice. Except as disclosed in the SEC Documents filed with the SEC prior to the date of this Agreement or as set forth on Schedule 3.17, (a) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Knowledge of the Company, threatened against the

Company or any of its Subsidiaries; (b) no strike, material labor dispute, slowdown or stoppage has occurred within the past 36 months or is pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any material supplier of the Company; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract; and (d) no union organizing activities are taking place that affect the employees of the Company or any Subsidiary.

         3.18 Inventory, Etc. The inventory of the Company and its Subsidiaries is in good and merchantable condition, and suitable and usable or salable in the ordinary course of business for the purposes for which intended, subject to a reasonable reserve for obsolescence and out-of-date inventory, and is recorded in the Financials in accordance with GAAP and consistent with past practice. The Company has in place reasonable procedures to ensure that it does not purchase counterfeit articles and, to the Knowledge of the Company, the inventory does not contain any counterfeit articles. The Company had, as of June 30, 2000, good and valid title to all of the inventory and other personal property reflected on the balance sheet included in the Unaudited Financials dated as of June 30, 2000 will have good and valid title to all inventory or personal property reflected on the balance sheet included in any SEC Document filed after the date hereof. Except as set forth on Schedule 3.18, neither the Company nor any of its Subsidiaries knows of any existing fact or circumstance which would be reasonably likely to adversely affect the supply of materials available to the Company or any of its Subsidiaries.

         3.19 Receivables. All accounts and notes receivable reflected on the balance sheet included in the Unaudited Financials as of June 30, 2000, and all accounts and notes receivable arising subsequent to June 30, 2000, (i) have arisen in the ordinary course of business of the Company or its Subsidiaries and
(ii) subject only to a reserve for bad debts and normal returns, credits, adjustments and warranty coverage, in each case reflected in the Unaudited Financials as of June 30, 2000 in accordance with GAAP and consistent with past practice, have been collected or, subject to the occurrence of unforeseen events occurring after the date hereof, are collectible in the ordinary course of business of the Company and its Subsidiaries in the aggregate recorded amounts thereof in accordance with their terms.

         3.20 Investment Company. Neither the Company nor any Person controlling the Company is, and no such Person after giving effect to the transactions contemplated hereby will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.21 Insurance. The Company has in full force and effect (i) general liability, (ii) directors and officers, and (iii) media insurance policies, in each case, with financially sound and responsible insurance companies, with extended coverage, sufficient in amount (subject to reasonable deductions) in respect of its properties that might be damaged or destroyed.

         3.22 Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of the Purchasers set forth in Section 4 hereof are true and correct in all material respects, the offer and sale of the New Notes, the issuance of the Series B Stock upon conversion of the New Notes and the Amended Notes and the issuance of Common Stock upon conversion of the Series B Stock will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the New Notes, the Amended Notes, the Series A Stock or the Series B Stock engaged in
(i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of any such securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Rights Offering will not result in the failure of the New Notes to be entitled to exemption from the registration requirements of the Securities Act.

         3.23 Contracts. True and complete copies of all material contracts of the Company required to be filed since August 1, 1999 as exhibits to SEC Documents have been made available to the Purchasers by the Company. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such contract except for such breaches and defaults as in the aggregate have not had, and would not reasonably be expected to, have a Material Adverse Effect. Except as set forth on Schedule 3.23, the transactions contemplated by this Agreement will not constitute a change of control under, require the consent of or giving of notice to, any third party pursuant to, or accelerate vesting or lapse of repurchase rights under, any material contract to which the Company or any of its Subsidiaries is a party. There are no amounts that will be payable to any officers or other employees of the Company as a result of the transactions contemplated by this Agreement.

         3.24 No Material Adverse Change. Since June 30, 2000, except as disclosed on Schedule 3.24, (a) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect; (b) the Company and its Subsidiaries have not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect; (c) there has been no material change in the indebtedness of the Company and its Subsidiaries; (d) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock; (e) neither the Company nor any of its Subsidiaries has made (nor does it propose to make) (i) any material change in its accounting methods or practices or (ii) any material change in the depreciation or amortization policies or rates adopted by it, in either case, except as may be required by law or applicable accounting standards; and (f) there has been no event causing a Material Adverse Effect, nor any development that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         3.25 Trade Relations. Except as set forth in Schedule 3.25 or as previously disclosed in writing to the Purchasers, there exists no actual or, to the Company's Knowledge, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or any of its Subsidiaries with, any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company or any of its Subsidiaries, or with any material supplier, and, to the Company's Knowledge, there exists no present condition or state of fact or circumstances that would materially adversely affect the Condition of the Company or, to the Company's Knowledge, prevent the Company from conducting its business after the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents, in substantially the same manner in which such business has heretofore been conducted and described in the SEC Documents.

         3.26 Broker's, Finder's or Similar Fees. Except as set forth on
Schedule 3.26, there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such entity.

         3.27 Disclosure; Agreement and Other Documents. The Transaction Documents and each of the instruments furnished to the Purchasers by the Company
(i) at or prior to the First Closing in connection with the purchase and sale of the New Notes and Amended Notes, (ii) at or prior to the Second Closing in connection with the purchase and sale of the Series B Stock, and (iii) at or prior to the Third Closing in connection with the sale and purchase of shares of Common Stock pursuant to the Conditional Subscription, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

         3.28 Proxy Statement/Registration Statement/Prospectus.

         (a) The proxy statement (as amended or supplemented, the "Proxy Statement") to be sent to the Company shareholders in connection with the special meeting called for the purpose of voting on the Merger, the amendment of the terms of the Series A Stock and the authorization and issuance of the Series B Stock (the "Company Shareholders Meeting"), will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and will not (i) on the date the Proxy Statement is first mailed to the Company shareholders, and (ii) at the time of the Company Shareholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.

         (b) The registration statement (as amended or supplemented, the "Registration Statement") filed with the SEC in connection with the Rights Offering will comply in all material respects with the requirements of the Securities Act and with the rules and regulations thereunder and will not, at the time the Registration Statement is declared effective by the SEC or on the Third Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the registration of the Rights Shares which has become false or misleading. The Rights Offering will be completed under an effective Registration Statement.

         (c) Each preliminary prospectus and the final prospectus to be sent to the Company stockholders in connection with the Rights Offering (each a "Prospectus"), will comply in all material respects with the requirements of the Securities Act and with the rules and regulations thereunder and will not (i) on the date the Prospectus is first delivered to the Company stockholders, and (ii) at any time prior to the conclusion of the

Rights Offering, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the sale of the Rights Shares which has become false or misleading.

         (d) If at any time prior to the Company Shareholders Meeting or the conclusion of the Rights Offering, as the case may be, any event relating to the Company or its Subsidiaries or any of their respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, Prospectus or Registration Statement, as the case may be, the Company shall reasonably promptly inform the Purchasers and shall take such steps as shall be necessary or, in the judgment of the Purchasers desirable, to correct promptly and file with the SEC such amendment or supplement (and to the extent appropriate, disseminate it to all holders of Common Stock). Notwithstanding any other representation made in this
Section 3.28, the Company makes no representation or warranty with respect to any written information supplied by the Purchasers expressly for the purpose of being contained in any of the foregoing documents referred to in this Section 3.28.

         3.29 Vote Required. The affirmative vote by Company stockholders representing (a) a majority of the Common Stock and Series A Stock voting together as a single class (or in the case of the vote on the issuance of securities to the Purchasers and the change of control effected thereby, a majority of the shares voted, so long as a quorum is present) and (b) a majority of the Series A Stock voting as a single class (clauses (a) and (b) being the "Requisite Company Vote") are the only votes of the holders of any class or series of the Company's Capital Stock necessary under the New York Certificate, the rules of NASDAQ, the New York Business Corporation Law or the Delaware General Corporation Law to approve the Merger, the amendment of the terms of the Series A, the issuance of the Series B Stock, the issuance of shares of Common Stock upon conversion of the Series A Stock and the Series B Stock by the holders thereof and the consummation of the transactions contemplated hereby.

         3.30 Privacy of Customer Information. The Company (a) does not use any of the customer information it receives through its website or otherwise in an unlawful manner, or in a manner which violates the Company's privacy policy or the privacy rights of its customers; (b) has not collected any customer information through its website in an unlawful manner or in violation of its privacy policy and (c) has adequate security measures in place to protect the customer information it receives through its website and which it stores in its computer systems from illegal use by third parties or use by third parties in a manner which violates the rights of privacy of its customers, except in the case of clauses (a) and (b) for Company actions that singly or in the aggregate would not have a Material Adverse Effect. The Company makes representations to its customers as to the nature of its security measures with respect to customer information it receives through its website, as set forth in the privacy policy on the Company's website and as described on Schedule 3.30, and abides by the terms of such privacy policy.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers hereby represents and warrants (severally as to itself and not jointly) to the Company and NewCo as follows:

         4.1 Existence and Power. Such Purchaser (a) is duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

         4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby, including the purchase of the New Notes and shares of Common Stock pursuant to the Conditional Subscription, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Encumbrance under, any Contractual Obligation of such Purchaser, or any Requirement of Law.

         4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including the purchase of the New Notes and shares of Common Stock pursuant to the Conditional Subscription) by, or enforcement against, such Purchaser of this Agreement and the transactions contemplated hereby.

         4.4 Binding Effect. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5 Purchase for Own Account. The New Notes to be acquired by such Purchaser pursuant to this Agreement and the shares of Series B Stock issuable upon conversion of the Original Notes and New Notes are being or will be acquired for its own account and with no intention of distributing or reselling the New Notes or shares of Series B Stock or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the New Notes and the shares Series B Stock under an effective registration statement under the Act, or under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the New Notes or shares of Series B Stock, such Purchaser understands and agrees that it may do so only in compliance with the Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing the New Notes and shares of Series B Stock substantially to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

         4.6 Accreditation; Sophistication; Other Securities Laws Matters. Each Purchaser (a) is an "accredited investor" within the meaning of Rule 501 under the Securities Act; (b) has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof; (c) has had an opportunity to review the SEC Documents and exhibits thereto and discuss the Company's business, management and financial affairs with the Company's management; and (d) is a resident of the jurisdiction listed next to its name on Schedule 1 hereto for purposes of state "blue sky" securities law purposes.

         4.7 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchasers or any of them, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

         4.8 Financial Resources. Each of the Purchasers has adequate financial resources to meet its payment obligations at the First Closing and the Third Closing.

SECTION 5 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE AT EACH
          CLOSING

         The (a) obligation of the Purchasers to purchase the New Notes and shares of Common Stock under the Conditional Subscription, and to perform any obligations hereunder related to the purchase of the New Notes and Conditional Subscription and (b) the automatic conversion of the New Notes and Amended Notes into shares of Series B Stock shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the applicable date of Closing (each an "Applicable Closing Date").

         5.1 Representations and Warranties. The representations and warranties of the Company and NewCo contained in Section 3 hereof shall be true and correct in all material respects at and on the Applicable Closing Date, as if made at and on such date, except (i) to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and (ii) for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement.

         5.2 Compliance with this Agreement. Each of the Company and NewCo shall have performed and complied in all material respects with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Company or NewCo on or before the Applicable Closing Date.

         5.3 Secretary's Certificate. The Purchasers shall have received a certificate from the Company and NewCo, in form and substance satisfactory to the Purchasers, dated the Applicable Closing Date and signed by a secretary or an assistant secretary of the Company, certifying (a) that the attached copies of the charter documents of such Person as in effect on such date and resolutions of the Board of Directors of such Person approving this Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of such Person executing this Agreement, each of the other Transaction Documents to which it is a party and any other document delivered in connection herewith on behalf of the Company or NewCo.

         5.4 Officers' Certificate. The Purchasers shall have received a certificate from the Company and NewCo, in form and substance satisfactory to the Purchasers, dated the Applicable Closing Date and signed by such Person's chief executive officer and its treasurer, certifying that (a) the representations and warranties of such Person contained in Section 3 hereof are true and correct in all material respects on the Applicable Closing Date, except those which speak as of a particular date, which shall be true and correct as of such date, and (b) such Person has performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Person on or before the Applicable Closing Date.

         5.5 Documents. The Purchasers shall have received true, complete and correct copies of such documents as they may reasonably request in connection with or relating to the transactions to be contemplated on such Applicable Closing Date, all in form and substance reasonably satisfactory to the Purchasers.

         5.6 Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company, dated the Applicable Closing Date, relating to the transactions contemplated hereby or referred to herein, substantially in the form attached hereto as Exhibit F-1, F-2 and F-3, respectively.

         5.7 Approval of Counsel to the Purchasers. All actions and proceedings hereunder and all documents required to be delivered by the Company or NewCo hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers, in their reasonable judgment as to their form and substance.

         5.8 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance (including, without limitation, the Merger, the amendment of the terms of the Series A Stock, issuance of the New Notes, Amended Notes, the Series B Stock and shares of Common Stock) by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect on the Applicable Closing Date, except for consents, exceptions, authorizations or other actions which would not have a Material Adverse Effect, and each of the Purchasers shall have been furnished with appropriate evidence thereof.

         5.9 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen on or before the Applicable Closing Date, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries or NewCo which is reasonably likely to have a Material Adverse Effect.

         5.10 No Material Judgment or Order. There shall not be on the Applicable Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Purchasers,
(a) prohibit or restrict (i) the purchase of the New Notes or the Conditional Subscription, (ii) the issuance of the Amended Notes or shares of the Series B Stock, (iii) the Merger, (iv) the Rights Offering,

(v) the amendment of the terms of the Series A Stock, (vi) the issuance of shares of Common Stock upon conversion of the Series A Stock or Series B Stock or (vii) consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or other onerous condition under or pursuant to any Requirement of Law if the New Notes or shares of Common Stock under the Conditional Subscription were to be purchased hereunder or the Amended Notes and shares of Series B Stock were to be issued hereunder or any shares of Series A Stock or Series B Stock were converted into shares of Common Stock or
(c) restrict the operation of the business of the Company or any of the Subsidiaries as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

         5.11 No Material Adverse Change. From the date hereof until the Applicable Closing Date, there shall have been no material adverse change in the Condition of the Company.

SECTION 6 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS ON THE FIRST CLOSING

         In addition to the conditions contained in Section 5, the obligations of the Purchasers to purchase the New Notes and exchange the Original Notes for the Amended Notes, shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the First Closing Date:

         6.1 Securities. At the First Closing, the Company shall have delivered to each of the Purchasers a New Note in definitive form in the principal amount set forth opposite such Purchaser's name on Schedule 1, registered in the name of such Purchaser and the Amended Notes.

SECTION 7 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS ON THE SECOND CLOSING

         In addition to the conditions contained in Section 5, the conversion of the New Notes and Amended Notes into shares of Series B Stock, shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Second Closing Date:

         7.1 Charter Documents. As of the Second Closing Date, the Certificate of Merger shall have been duly filed by the Company with the Secretary of State of the State of New York and the Certificate of Ownership and Merger shall have been duly filed by NewCo with the Secretary of State of the State of Delaware. The Merger shall be completed in accordance with its terms and the Surviving Corporation shall have assumed all the obligations of the Company under this Agreement.

         7.2 Securities. At the Second Closing, the Company shall have delivered to each of the Purchasers stock certificates in definitive form representing the shares of Series B Stock issuable upon conversion of the New Notes and the Amended Notes.

         7.3 Shareholder Approval. Prior to the Second Closing Date, the Purchasers shall have received evidence reasonably satisfactory to them that the Requisite Company Vote shall have been obtained.

SECTION 8 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS ON THE THIRD CLOSING

         In addition to the conditions contained in Section 5, the obligations of the Purchasers to purchase the shares under the Conditional Subscription shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Third Closing Date:

         8.1 Rights Offering and Merger. Prior to the Third Closing Date, the Rights Offering shall have concluded.

         8.2 Securities. At the Third Closing, the Company shall have delivered to each of the Purchasers stock certificates in definitive form representing that number of shares of Common Stock to be purchased by such Purchaser.

SECTION 9 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

         The obligations of the Company to perform its obligations hereunder on any Applicable Closing Date shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Applicable Closing Date:

         9.1 Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 hereof shall be true and correct at and on the Applicable Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and except for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement.

         9.2 Compliance with this Agreement. The Purchasers shall have performed and complied in all material respects with all of their agreements and conditions set forth herein that are required to be performed or complied with by the Purchasers on or before the Applicable Closing Date.

         9.3 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Purchasers which are necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the New Notes and the Conditional Subscription) by, or enforcement against, the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

         9.4 Hart-Scott-Rodino. Prior to the Second Closing Date, any Person required in connection with the transactions contemplated under this Agreement to file a notification and report form in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR Act"), shall have filed such form and the waiting period specified in the HSR Act, including any extensions thereof, shall have expired.

         9.5 Shareholder Approval. Prior to the Second Closing Date, the Company shall hae obtained the Requisite Company Vote.

         9.6 Payment of Purchase Price. At the First Closing, the Company shall have received the Original Notes and the applicable purchase price for the New Notes. At the Second Closing, the Company shall have received the New Notes and Amended Notes for conversion into shares of Series B Stock. At the Third Closing, the Company shall have received payment for the Conditional Subscription.

         9.7 No Material Judgment or Order. There shall not be on the Applicable Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Purchasers, (a) prohibit or restrict (i) the purchase of the New Notes or the Conditional Subscription, (ii) the issuance of the Amended Notes or shares of the Series B Stock, (iii) the Merger, (iv) the Rights Offering, (v) the amendment of the terms of the Series A, (vi) the issuance of shares of Common Stock upon conversion of the Series A Stock or Series B Stock, or (vii) consummation of the transactions contemplated by this Agreement, (b) subject the Company to any material penalty or other onerous condition under or pursuant to any Requirement of Law if the New Notes or shares of Common Stock under the Conditional Subscription were to be purchased hereunder or the Amended Notes or shares of Series B Stock were to be issued hereunder or any shares of Series A Stock or Series B Stock were converted into shares of Common Stock or (c) restrict the operation of the business of the Company or any of the Subsidiaries as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

SECTION 10 COVENANTS REGARDING THE RIGHTS OFFERING, SHAREHOLDERS MEETING AND THE
           MERGER

         10.1 Registration Statement. As soon as reasonably practicable, the Company shall file with the SEC the Registration Statement in connection with the Rights Offering and with respect to the Rights and the Underlying Shares and shall use its best efforts to effect the registration of the Rights and the Underlying Shares. The Company shall provide the Purchasers and their respective counsel with drafts of the Registration Statement and a copy of any written comments or telephonic notification of any oral comments the Company may receive from the SEC or its staff with respect to the Registration Statement promptly after the receipt thereof. The Company will address in good faith any comments the Purchasers may make with respect to the Registration Statement. The Company shall provide the Purchasers and their respective counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the issuance of the Rights or the Underlying Shares.

         10.2 Proxy Statement.

         (a) Concurrent with the preparation and filing with the SEC of the Registration Statement, the Company will prepare and file with the SEC, and the Purchasers will cooperate with the Company in such preparation and filing, a preliminary Proxy Statement relating to the Company Shareholders Meeting and use its best efforts to furnish the information required to be included by the SEC in a proxy statement, and, after consultation with the Purchasers, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and shall use its best efforts to cause a definitive Proxy Statement to be mailed to its shareholders as soon as reasonably practicable. The Company shall provide the Purchasers and their respective counsel with a copy of any written comments or telephonic notification of any oral comments the Company may receive from the SEC or its staff with respect to the Proxy Statement promptly after the receipt thereof. The Company shall provide the Purchasers and their respective counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Information Statement.

         10.3 Shareholders' Meeting. The Company shall call and hold the Company Shareholders Meeting as promptly as practicable. The Company shall recommend, and use its best efforts (through its agents or otherwise) to solicit from its shareholders proxies in favor of, the adoption of this Agreement, and shall take all other action necessary or, in the judgment or the Purchasers, advisable to secure the Requisite Company Vote.

         10.4 The Merger. Immediately upon receipt of the Requisite Company Vote, the Company shall file the Certificate of Merger with the Secretary of State of the State of New York and a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

SECTION 11 AFFIRMATIVE COVENANTS

         The Company hereby covenants and agrees with the Purchasers with respect to this Section 11, so long as the Purchasers hold any New Notes, any Amended Notes, any shares of Series B Stock or any shares of Common Stock issued on the conversion thereof, except to the extent that a particular section of this Section 11 provides for an earlier termination, as follows:

         11.1 SEC Filings. From and after the date of this Agreement, the Company agrees that it will use commercially reasonable efforts to file with the SEC, within the time periods specified in the SEC's rules and regulations for as long as they are applicable to the Company, (i) all quarterly and annual financial information required to be filed with the SEC on Forms 10-Q and 10-K (or any successor forms), (ii) all current reports required to be filed with the SEC on Form 8-K (or any successor forms) and (iii) any other information required to be filed with the SEC.

         11.2 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized shares of Series B Stock, solely for the purpose of issue or delivery upon conversion of the New Notes and the Amended Notes, as provided in the New Notes and Amended Notes, as the case may be, the number of shares of Series B Stock that may be issuable or deliverable upon such conversion. The Company shall issue such shares of Series B Stock in accordance with the terms of this Agreement, the New Notes, the Amended Notes, and the Delaware Certificate and otherwise comply with the terms hereof and thereof. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Series B Stock, as provided in the Delaware Certificate, the number of shares of Common Stock that may be issuable or deliverable upon such conversion. The Company shall issue such shares of Common Stock in accordance with the terms of this Agreement, the Delaware Certificate and otherwise comply with the terms hereof and thereof.

         11.3 Registration and Listing. If any shares of Common Stock required to be reserved for purposes of conversion of the Series B Stock, as provided in the Delaware Certificate, require registration with or approval of any Governmental Authority under any Federal or state or other applicable law before such shares of Common Stock may be issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible cause such shares of Common Stock to be duly registered or approved, as the case may be. So long as the shares of Common Stock are quoted on the NASDAQ or listed on any national securities exchange, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all shares of Common Stock issuable or deliverable upon conversion of the Series A Stock and Series B Stock.

         11.4 Director and Officer Liability Insurance. For so long as the Purchasers own either 20% of the shares of Series A Stock issued on the Issue Date (as defined in the Delaware Certificate) or 20% of the Series B Stock issued on the Issue Date, the Company will maintain director and officer liability insurance reasonably satisfactory to the Purchasers.

         11.5 Change of Control Provision. For so long as there are any shares of Series A Stock or Series B Stock outstanding, the Company will not agree to, or take any action to, approve or otherwise facilitate any merger or consolidation or Change of Control (including granting approvals required under applicable anti-takeover statutes), unless provision has been made for the holders of Series A Stock and Series B Stock to receive from the acquiror or any other Person (other than the Company) as a result of and in connection with the transaction an amount in cash equal to their respective aggregate liquidation preference for the shares of Series A Stock and Series B Stock held by them, as set forth in the Delaware Certificate. The other parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
11.5 were not performed in accordance with their terms and that the Purchasers shall be entitled to specific performance of the terms of this Section 11.5 in addition to any other remedies at law or in equity.

         11.6 Board of Directors. For so long as the Purchasers own either 20% of the shares of Series A Stock issued on the Issue Date or 20% of the Series B Stock issued on the Issue Date, the Board of Directors shall be comprised of seven members.

         11.7 Tax Matters.

              (a) The parties hereto agree and acknowledge that unless otherwise required in the opinion of outside counsel to the relevant party, to comply with its obligations under the Code, to comply with its obligations under the Code,
(x) as a result of a change in Law, (y) as a result of any dividends paid in Common Stock pursuant to the Delaware Certificate as may be required by Section 305(b)(2) of the Code or (z) as a result of distributions on the Common Stock that are also made on the Series B Stock as a result of the Series B participation rights, (i) no party hereto will take the position that any amount will be includable in income with respect to the Series B Stock under Section 305 of the Code and that all parties shall file all income, franchise and other material tax returns, reports, forms and other such documents ("Tax Returns") accordingly (the "Reporting Agreement") and (ii) no party hereto shall take any position inconsistent with the Reporting Agreement upon examination of any Tax Return, in any refund claim, in any litigation or otherwise.

              (b) The Company covenants that it will not become a "United States real property holding corporation" (a "USRPHC") as that term is defined in Section

897(c)(2) of the Code and the Treasury Regulations promulgated thereunder ("Treasury Regulations") at any time while any Purchaser owns any of the Series B Stock (or any Common Stock of the Company obtained upon a conversion of the Series B Stock (the "Conversion Stock")).

              (c) In the event that a Purchaser desires to sell or dispose of any of the Series B Stock or Conversion Stock, and upon demand by such Purchaser, the Company agrees to deliver to such Purchaser a letter (the "Letter") which complies with Sections 1.1445-2(c)(3) and 1.897-2(h) of the Treasury Regulations, addressed to such Purchaser, stating that the Company is not, and has not been, a USRPHC during the period equal to the lesser of (i) the period beginning five years prior to the date of the Letter through the date of the Letter and (ii) the period from the date of this Agreement through the date of the Letter. The Letter shall be delivered to the Purchaser one business day prior to the close of any sale or disposition of the Stock or Conversion Stock by the Purchaser (the "Delivery Date"). The Letter shall be dated as of the Delivery Date and signed by a corporate officer who must verify under penalties of perjury that the statement is correct to his knowledge and belief pursuant to
Section 1.897-2(h) of the Treasury Regulations.

SECTION 12 INDEMNIFICATION.

              (a) Except as otherwise provided in this Section 12, the Company and NewCo agrees to indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgements, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company or NewCo contained in any Transaction Document.

              (b) Except as otherwise provided in this Section 12, the Purchasers, severally and not jointly, agree to indemnify, defend and hold harmless the Company and its respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Purchasers contained in this Agreement. Notwithstanding the foregoing, each Purchaser's liability pursuant to this Section 8 shall in no event exceed the amount of such Purchaser's investment under this Agreement.

SECTION 13 REGISTRATION RIGHTS.

         The Company hereby agrees to provide registration rights with respect to the Registrable Securities as set forth below.

         13.1 Securities Subject to this Agreement.

              (a) Registrable Securities. For the purposes of this Section 13, Registrable Securities will cease to be Registrable Securities when such Registrable Securities are sold and otherwise transferred pursuant to Rule 144 under the Securities Act or a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement.

              (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds a warrant to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Section 13.

         13.2 Demand Registration.

              (a) Request for Demand Registration. At any time after the date hereof, the holders of 25.0% of the outstanding Registrable Securities (determined on an as-converted basis) (the "Stockholders") may make a written request (the "Demand Notice") for registration of Registrable Securities under the Act, and under the securities or blue sky laws of any jurisdiction designated by such holder or holders (a "Demand Registration"); provided, that the Company will not be required to effect any Demand Registration pursuant to this Section 13.2(a) in which the aggregate anticipated proceeds to the holders requesting such registration is less than $3,000,000 but will be required to effect an unlimited number of Demand Registrations in which the anticipated aggregate proceeds to the selling holders equal or exceed $3,000,000; provided, further, that the Company will not be required to effect more than one registration pursuant to this section in any six-month period. Upon a request for a Demand Registration, the Company shall use its best efforts to prepare and file with the SEC, as soon as reasonably practicable, a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (or any successor rule or similar provision then in effect) (a "Shelf Registration Statement") registering the resale from time to time by the Stockholders thereof of their Registrable Securities (the "Demand Shelf Registration"). Within fifteen (15) days after the receipt of the Demand Notice, the Company shall give written notice thereof to all holders holding Registrable Securities and include in such registration all Registrable Securities held by a holder thereof with respect to which the Company has received written requests for inclusion therein at least ten (10) days prior to the filing of the Demand Shelf Registration. The Company represents and warrants that, except as set forth on Schedule 13.2, no Person (other than the holders of Series A Stock) currently is, and covenants that no Person shall ever be, entitled to piggy-back registration rights on any Demand Registration under this Section 13.2.

              (b) Effective Demand Registration. A registration shall not constitute a Demand Registration until it has become effective under the Securities Act and remains effective until the earlier of the (i) completion of any offering of securities thereunder and (ii) the date nine months (plus any Blackout Period, as defined below) after the date on which it first became effective under the Securities Act (unless withdrawn upon the written request of the holders). The Company shall use its best efforts to cause any registration statement filed pursuant to Section 13.2(a) to be declared effective under the Securities Act as soon as practicable (and shall promptly notify the Stockholders in writing once any such registration statement has been declared effective).

              (c) Blackout Periods. If the Demand Shelf Registration (or any Subsequent Shelf Registration, as defined below) is interfered with by any stop order, injunction or other order or requirement of the SEC or any other Governmental Authority, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof (including, without limitation, amend the registration statement concerned in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof), and such Demand Shelf Registration (or any Subsequent Shelf Registration) will be deemed not to have been effective during the period of such interference until the offering of Registrable Securities pursuant to such Shelf Registration Statement (or Subsequent Shelf Registration Statement) may legally resume (the "Blackout Period").

              (d) Subsequent Shelf Registration. Notwithstanding the foregoing paragraph, if prior to the date nine months (plus any Blackout Period) after the date the Demand Shelf Registration covering the Registrable Securities has been declared effective under the Act, the Company has failed to obtain the withdrawal of any stop order, injunction or other order suspending the effectiveness within 60 days of such cessation of effectiveness, the Company shall file an additional Shelf Registration covering the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the earlier of the (i) completion of any offering of securities thereunder; (ii) expiration of the nine month anniversary (plus any Blackout Period, as defined below) from date on which it first became effective under the Act (unless withdrawn upon the written request of the holders); and (iii) date another Subsequent Shelf Registration covering the Registrable Securities has been declared effective under the Securities Act. If the registration required under this Section 13 is deemed not to have been effected then the Company shall continue to be obligated to effect a registration statement pursuant to this Section 13.

              (e) Underwriting Procedures. If holders of a majority of the Registrable Securities included in the Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be a nationally recognized investment banking firm selected by the Company with the consent of such holders, which consent will not be unreasonably delayed or withheld (an "Approved Underwriter"). In such event, if the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of such securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of securities that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall first reduce (to zero, if necessary) the amount of securities sought to be included therein by each holder who wishes to participate in the Demand Registration through the exercise of piggy-back registration rights as contemplated by Section 13.3 as a group, if any, and then, if such reduction is not sufficient, as to the Stockholders as a group, pro rata within each group (including other holders of Common Stock who may have registration rights which are pari passu with the Registrable Securities) based on the number of Registrable Securities included in the request for Demand Registration, the amount of Registrable Securities to be included by each Stockholder in such registration. To the extent more than 10.0% of the Registrable Securities so requested to be registered are excluded from the offering, then the holders of such Registrable Securities shall have the right to one additional Demand Registration under this Section
13.2 with respect to such Registrable Securities.

              (f) Deferral of Registration. Notwithstanding the foregoing, if, at any time prior to the effective date of the registration statement with respect to a Demand Registration, the Company is: (i) pursuing an underwritten offering of shares of its Capital Stock for its own account, or engaged in or proposes to engage in (A) a financing, (B) an acquisition of the capital stock or substantially all the assets of any other person (other than in the ordinary course of business) or (C) any disposition of material assets (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization or restructuring or other similar transaction; and (ii) the Board of Directors, using good faith, determines that it would be seriously detrimental to the Company for a registration statement to be filed at such time, the Company may defer the filing of a registration statement with respect to any Demand Registration required by this Section 13.2 until a date not later than 120 days from the date of the Deferral Notice (as defined below) (the "Deferral Period"). If the Board of Directors of the Company makes such determination, the Company shall give written notice (the "Deferral Notice") of such determination to the holders of Registrable Securities; provided, that, the Company may exercise its right to delay a Demand Registration hereunder only once in any twelve-month period. The Company shall notify the holders of the expiration of the Deferral Period and shall cause the registration statement with respect to the Demand Registration to be filed on the fifth Business Day following the expiration of the Deferral Period (the "Withdrawal Period") (or, if registration on such date is not practicable, as promptly as possible thereafter) unless, prior to the expiration of the Withdrawal Period, the holders holding a majority of Registrable Securities to be included in any such Demand Registration, by written notice to the Company, withdraw the request made under this Section 13.2, in which case, such request shall not count as one of the Demand Registrations permitted hereunder and the Company shall pay all Registration Expenses in connection with such registration.

         13.3 Piggy-Back Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of a Stockholder pursuant to
Section 13.2 of any class of security (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), then the Company shall give written notice of such proposed filing to each of the holders of Registrable Securities (other than any Stockholders), and such notice shall describe in detail the proposed registration and distribution and shall offer such holders (other than any Stockholders) the opportunity to register the number of Registrable Securities as each such holder may request. The Company shall, and shall use commercially reasonable efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to, permit the holders of Registrable Securities who have requested in writing (within ten (10) days of the giving of the notice of the proposed filing by the Company) to participate in the registration for such offering (the "Requesting Holders") to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. In connection with any offering under this Section
13.3 involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If, in the opinion of the Company Underwriter, the registration of all, or part, of the Registrable Securities which the Requesting Holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities, if any, which the Company Underwriter believes may be sold without causing such adverse effect, and the amount of securities to be offered in the underwriting shall be allocated first, to the Company based on the number of shares it desires to sell in the underwritten offering for its own account; and thereafter pro rata among the Stockholders based on the number of shares otherwise proposed to be included therein by the Stockholders. If the number of Registrable Securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Requesting Holders of Registrable Securities have requested to be included, then such Requesting Holders shall participate in the underwriting pro rata based upon their total ownership of the Registrable Securities and such other shares of Common Stock as are requested to be included by other holders of shares of Common Stock which have registration rights. If any Requesting Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other Requesting Holders pro rata based upon their total ownership of Registrable Securities and such other shares of Common Stock.

         13.4 Holdback Agreements.

              (a) Restrictions on Public Sale by Holders of Registrable Securities. To the extent not inconsistent with applicable law, the Purchasers agree that in connection with a registered public offering of the Company's equity securities, they will not effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 10 days prior to, and during the 90 days beginning on, the effective date of the Company's registration statement (except as part of such registration), if and to the extent reasonably requested by the Company in writing in the case of a non-underwritten public offering or to the extent reasonably requested by the Underwriter in writing in the case of an underwritten public offering.

              (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities (except pursuant to registrations on Forms S-4 or S-8 of the Securities Act or any successor or other forms not available for registering equity securities for sale to the public) during the ten Business Days prior to, and during the 30 day period beginning on the effective date of any registration statement in which the holders of Registrable Securities are participating unless such registration statement also relates to securities being offered by the Company.

         13.5 Registration Procedures.

              (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 13.2 of this Agreement, the Company shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection with any such request, the Company shall, as soon as reasonably practicable:

                   (i) prepare and file with the SEC (in any event not later than sixty (60) days, subject to Section 13.2(f), after receipt of a request to file a registration statement with respect to Registrable Securities) a registration statement, and use its best efforts to cause such registration statement to become effective under the Securities Act; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall
         (A) provide counsel selected by the holders of a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") with an opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (B) notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                   (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the ninety (90) day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                   (iii) furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                   (iv) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities requests, and to continue such qualification in effect in such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 13.5(a)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                   (v) use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                   (vi) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                   (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter, if any, selected as provided in Section 13.2) and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities;

                   (viii) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), during regular business hours and upon reasonable advance notice, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                   (ix) if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

                   (x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                   (xi) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act;

                   (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed (including NASDAQ), provided, that the applicable listing requirements are satisfied;

                   (xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                   (xiv) use reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

              (b) Notice to Discontinue. Each holder of Registrable Securities agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 13.5(a)(vi), such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 13.5(a)(vi) and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including without limitation the period referred to in Section 13.5(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 13.5(a)(vi) to and including the date when the holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 13.5(a)(vi).

         13.6 Registration Expenses. The Company shall pay all expenses (other than underwriting discounts and commissions) arising from or incident to the Company's performance of, or compliance with, Section 13 of this Agreement, including without limitation, (i) SEC, stock exchange, NASDAQ and NASD registration and filing fees, (ii) all fees and expenses incurred by Company in complying with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including without limitation any expenses arising from any special audits incident to or required by any registration or qualification) in connection with any Demand Registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective. All of the expenses described in this Section
13.6 are referred to herein as "Registration Expenses."

         13.7 Indemnification; Contribution.

              (a) Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, partners, employees, advisors and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or a failure by such holder to deliver an updated prospectus that has been filed with the SEC and made available to such person for delivery to a purchaser. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Securities Act and the Exchange
Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

              (b) Indemnification by Holders. In connection with any registration statement in which a holder of Registrable Securities is participating pursuant to Section 13.2 or 13.3 hereof, each such holder shall furnish to the Company in writing such information with respect to such holder as the Company may reasonably request in writing or as may be required by law for use in connection with any such registration statement or prospectus and each holder, by its participation in such registration, agrees to indemnify, to the extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Securities Act and the Exchange Act) to the same extent as the foregoing indemnity from the Company to the holders of Registrable Securities, but solely with respect to any such information furnished in writing by or on behalf of such holder.

              (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Registration Rights Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Registration Rights Indemnifying Party") after the receipt by the Registration Rights Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Registration Rights Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Registration Rights Indemnifying Party shall not relieve the Registration Rights Indemnifying Party of any liability that it may have to the

Registration Rights Indemnified Party hereunder unless, and only to the extent that, such failure results in the Registration Rights Indemnifying Party's forfeiture of substantial rights or defenses. If notice of commencement of any such action is given to the Registration Rights Indemnifying Party as above provided, the Registration Rights Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Registration Rights Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Registration Rights Indemnified Party. The Registration Rights Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Registration Rights Indemnified Party unless (i) the Registration Rights Indemnifying Party agrees to pay the same, (ii) the Registration Rights Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Registration Rights Indemnified Party in its reasonable judgment, (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Registration Rights Indemnified Party and the Registration Rights Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Registration Rights Indemnified Party which are different from or additional to those available to the Registration Rights Indemnifying Party. No Registration Rights Indemnifying Party shall, without the prior written consent of each Registration Rights Indemnified Party, settle, compromise or consent to the entry of any judgment unless such settlement, compromise or consent includes an unconditional release of the Registration Rights Indemnified Party from all liability relating thereto. In either of such cases the Registration Rights Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Registration Rights Indemnified Party. No Registration Rights Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

              (d) Contribution. If the indemnification provided for in this
Section 13.7 from the Registration Rights Indemnifying Party is applicable by its terms but unavailable to a Registration Rights Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Registration Rights Indemnifying Party, in lieu of indemnifying such Registration Rights Indemnified Party, shall contribute to the amount paid or payable by such Registration Rights Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Registration Rights Indemnifying Party and Registration Rights Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Registration Rights Indemnifying Party and Registration Rights Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Registration Rights Indemnifying Party or Registration Rights Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 13.7(a), 13.7(b) and 13.7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         13.8 Rule 144. The Company covenants that for so long as it is a public company subject to the rules and regulations of the Exchange Act, it shall take such action as each holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 under the Securities Act), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any holder of Registrable Securities, deliver to such holder a written statement as to whether the Company has complied with such requirements.

SECTION 14 TERMINATION OF AGREEMENT

         14.1 Termination. This Agreement may be terminated as follows:

              (a) at any time, by mutual written consent of the Company and the Purchasers; or

              (b) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York City time on November 15, 2000, if the First Closing shall not have been consummated pursuant hereto, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however, that any party that breaches its obligations under this Agreement shall not be permitted to terminate this Agreement pursuant to this Subparagraph 14.1(b); or

              (c) at the election of the Company, if any one or more of the conditions to its obligation to close set forth in Section 9 has not been satisfied or waived and cannot be satisfied, other than as a result of a breach by the Company, with respect to the Second Closing on or prior to May 1, 2001, and with respect to the Third Closing on or prior to August 1, 2001; or

              (d) at the election of the Purchasers, if any one or more of the conditions to its obligation to close set forth in Section 5, 6, 7 or 8 has not been satisfied or waived and cannot be satisfied or waived, other than as a result of a breach by the Purchasers, with respect to the Second Closing on or prior to March 15, 2001; and with respect to the Third Closing on or prior to May 1, 2001; or

              (e) at the election of the Company if there has been a material breach of any representation, warranty, covenant or agreement of the Purchasers contained in this Agreement, which breach is incurable or has not been cured by the Purchasers within ten days after written notice from the Company; or

              (f) at the election of the Purchasers if there has been a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which breach is incurable or has not been cured by the Company within ten days after written notice from the Purchasers.

         14.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that (i) a breaching party shall be liable to the non-breaching party for damages caused by such breach; (ii) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 14.1(a) or Section 14.1(b); and provided further, that none of the parties hereto shall have any liability for speculative or unforeseeable damages resulting from a termination of this Agreement. Notwithstanding the foregoing, if this Agreement is terminated following the Second Closing but prior to the Third Closing, the provisions of Sections 11.2, 11.3, 11.4, 11.5 and 11.6, Articles 12, 13 and 15 shall survive such termination and remain in effect so long as the Purchasers hold any of the share of Series B Stock issued upon conversion of the New Notes and the Amended Notes.

SECTION 15 MISCELLANEOUS

         15.1 Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive for a period of eighteen months following the date of the latest closing hereunder. All covenants and agreements made by the Company in this Agreement shall survive the execution and delivery of this Agreement and the issuance of the New Notes, the Amended Notes, the Conditional Subscription and the shares of Series B Stock issuable upon conversion of the New Notes and Amended Notes and the Common Stock issuable upon conversion of the Series B Stock.

         15.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                   (i)    if to Quantum Industrial Partners LDC.:

                          Kaya Flamboyan 9,
                          Villemstad
                          Curacao
                          Netherlands-Antilles

                          with a copy to:

                          Soros Fund Management LLC
                          888 Seventh Avenue
                          New York, NY 10106
                          Telecopy: (212) 664-0544
                          Attn:     Michael Neus, Esq.

                          and a copy to:

                          Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                          New York, New York 10019-6064
                          Telecopy:  (212) 757-3990
                          Attention: James Dubin, Esq. and
                                     Paul D. Ginsberg, Esq.

                   (ii)   if to SFM Domestic Investments LLC:

                          Soros Fund Management LLC
                          888 Seventh Avenue
                          New York, NY 10106
                          Telecopy: (212) 664-0544
                          Attn:     Michael Neus, Esq.

                          and a copy to:

                          Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                          New York, New York 10019-6064
                          Telecopy:  (212) 757-3990
                          Attention: James Dubin, Esq. and

                                     Paul D. Ginsberg, Esq.

                   (iii)  if to the Company:

                          Bluefly, Inc.
                          42 West 39th Street, 9th Floor
                          New York, New York 10018
                          Telecopy:  (212) 354-3400
                          Attention: Jon Morris

                          with a copy to:

                          Swidler Berlin Shereff Friedman, LLP
                          405 Lexington Avenue
                          New York, New York 10174
                          Telecopy:  (212) 891-9598
                          Attention: Richard A. Goldberg, Esq.

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

         15.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto and, in the case of the Company, shall be binding upon NewCo upon consummation of the Merger. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under this Agreement to any of its Affiliates but any such assignment shall not relieve any Purchaser from its obligations hereunder. The Company may not assign any of its rights under this Agreement, except to a successor-in-interest to the Company, without the written consent of all of the Purchasers.

         15.4 Amendment and Waiver.

              (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

              (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         15.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         15.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         15.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         15.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         15.9 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

         15.10 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.

         15.11 Fees. At the First Closing and from time to time thereafter, the Company shall promptly reimburse the Purchasers for their reasonable out-of-pocket expenses (including attorney's fees, disbursements and other charges) incurred in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall not be obligated to reimburse the Purchasers for any reasonable out-of-pocket expenses in excess of $200,000 in the aggregate.

         15.12 Publicity; Confidentiality.

              (a) Except as may be required by applicable law or the rules of any securities exchange or market on which shares of Common Stock are traded, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby or the business and financial affairs of the Company, without prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any Purchaser or the Company from disclosing information (i) that is already publicly available, (ii) that was known to such Purchaser or the Company on a non-confidential basis prior to its disclosure by the Company or such Purchaser, as the case may be, (iii) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such Purchaser or the Company, as the case may be, will use reasonable efforts to notify the Company or the Purchaser, as the case may be, in advance of such disclosure under this clause
(iii) so as to permit the Company or the Purchaser, as the case may be, to seek a protective order or otherwise contest such disclosure, and such Purchaser or the Company, as the case may be, will use reasonable efforts to cooperate, at the expense of the Company, with the Company or the Purchaser, as the case may be, in pursuing any such protective order, (iv) to the extent that such Purchaser or the Company, as the case may be, reasonably believes it appropriate in order to protect its investment in the Company in order to comply with any Requirement of Law, (v) to such Purchaser's or the Company's, as the case may be, officers, directors, agents, employees, members, partners, controlling persons, auditors or counsel, (vi) to Persons who are parties to similar confidentiality agreements or (vii) to the prospective transferee who executes a confidentiality agreement in connection with any contemplated transfer of any of the Series A Stock, Series B Stock or Common Stock.

              (b) Unless substantially in the form previously disclosed, the Purchasers shall have the opportunity to review and reasonably modify any provision of any public release or public announcement or document which is to be released to the public or filed with the SEC, which provision mentions the Purchasers or any of their Affiliates, prior to the release of such document to the public or the filing of such document with the SEC.

         15.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         15.14 Schedules. Anything disclosed on any schedule attached hereto or otherwise disclosed in writing to the Purchasers shall be deemed disclosed on all schedules attached hereto.

15.15 Waiver of Liquidation Payment. The Company and the Purchasers agree that under Section 5.4.2(i) of the Delaware Certificate the amount of the Series B Liquidation Payment is determined by a formula that is based, in part, on the sum of (a) the amount invested by the Purchasers in shares of Common Stock pursuant to the Conditional Subscription obligation under Section 2.3(b) of this Agreement less the Purchasers' cost of the shares of Common Stock theretofore sold and (b) the aggregate Series B Face Value, plus accrued and unpaid dividends thereon, of the shares of Series B Stock received by the Purchasers upon conversion of the New Notes and Amended Notes. In the event that the Series B Liquidation Payment is determined under Section 5.4.2(i) of the Delaware Certificate (and not under Section 5.4.2(ii) of the Delaware Certificate), the Purchasers hereby waive their entitlement to proceeds, if any, payable on Liquidation to holders of Common Stock with respect to the shares of Common Stock, if any, purchased by the Purchasers pursuant to the Conditional Subscription obligation under Section 2.3(b) of this Agreement that are still held by the Purchasers or their Affiliates at the time of Liquidation in an amount up to the Common Stock Investment Amount. The terms "Series B Liquidation Payment," "Liquidation," "Series B Face Value" and "Common Stock Investment Amount" shall have the meanings ascribed to such terms in the Delaware Certificate.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                       BLUEFLY, INC.


                                       By: /s/ Jonathan P. Freedman
                                           -----------------------------------
                                           Name:  Jonathan P. Freedman
                                           Title: VP of Corporate Development


                                       QUANTUM INDUSTRIAL PARTNERS LDC


                                       By: /s/ Michael C. Neus
                                           -----------------------------------
                                           Name: Michael C. Neus
                                           By:   Attorney-In-Fact


                                       SFM DOMESTIC INVESTMENTS LLC


                                       By: /s/ Michael C. Neus
                                           -----------------------------------
                                           Name: Michael C. Neus
                                           By:   Attorney-In-Fact

                                                                      Schedule 1

                            SHARES AND PURCHASE PRICE

                                                                   Applicable
                                                Principal         Percentage of
                                                Amount of          Conditional
              Purchaser                         New Notes         Subscription
              ---------                         ---------         ------------
Quantum Industrial Partners LDC                 $4,841,500           96.83%
(principal place of business: Curacao)
SFM Domestic Investments LLC                      $158,500            3.17%
(principal place of business: New York)

                                  SCHEDULE 3.4

                                    CONSENTS

1. The Company will be required to file an application to list the shares of common stock sold in the Rights Offering and the shares of common stock issuable upon exercise of the Series A Stock and the Series B Stock with the Nasdaq SmallCap Market and the Boston Stock Exchange.

2. The consummation of the transactions contemplated by the Agreement and the Transaction Documents are subject to the approval of the Company's shareholders.

3. The consummation of the transactions contemplated by the Agreement and the Transaction Documents may require the Company and/or the Purchasers to make a filing under the Hart-Scott-Rodino Act and to obtain government approval or await the expiration of the applicable waiting period.

                                  SCHEDULE 3.5

                                  SUBSIDIARIES

1.  Clothesline Corporation, a New York corporation.

2. Bluefly Merger Sub, Inc., a Delaware corporation.

                                  SCHEDULE 3.11

                              INTELLECTUAL PROPERTY

1. Service mark applications have been made for the following marks: Bluefly; The Outlet Store In Your Home; MyCatalog; Please.com Again; Fly Buys; Flypaper and Fabulous Fashion. Fierce Prices. The applications for Bluefly, The Outlet Store In Your Home and Please.com Again have been granted. The other applications are pending.

2. The Company has the following domain names: bluefly.com, blue-fly.com, blue-fly.net, bluefly.net, blueflyorg, blufly.com, blufly.net, begolf.com, teenfly.com, blu-fly.com, blu-fly.net, bluelfy.com, saveupto75percenton350designerbrands.com, brandoutlet.com,
350designerbrandsatoutletstoreprices.com, bestoff.com, best-off.com, madisonavenuedesignerbrandsathugesavings.com, red-fly.com, green-fly.com, orangefly.com, orange-fly.com.

3. The Company possesses a number of other intellectual property rights, including copyright protection for information contained on its Web Site, miscellaneous trade secrets and know-how and other similar intellectual property.

                                  SCHEDULE 3.13

                                 CAPITALIZATION

1. 4,337,018 shares of common stock (including 2,837,018 shares that are subject to shareholder approval) are reserved for issuance under the Company's 1997 stock option plan, of which options to purchase 4,265,643 shares of common stock (including 2,837,018 shares of common stock that are subject to shareholder approval) were outstanding as of October 15, 2000 and options to purchase 88,269 shares of common stock had been exercised.

2. 514,700 shares of common stock are reserved for issuance under the Company's 2000 stock option plan, all of which were outstanding as of October 15, 2000.

3. 11,500 shares of common stock are reserved for issuance upon the exercise of Underwriters Purchase Options and an additional 13,850 shares of common stock are reserved for issuance upon the exercise of warrants underlying the Underwriters Purchase Options.

4. 50,000 shares of common stock are reserved for issuance upon the exercise of warrants issued to a supplier of the Company.

5. 375,000 shares of common stock are reserved for issuance upon the exercise of the Purchasers' Warrants.

                                  SCHEDULE 3.14

                                EMPLOYEE BENEFITS

1. The Company has adopted a 1997 Stock Option Plan pursuant to which 4,337,018 shares of common stock have been reserved for issuance pursuant to options granted thereunder, of which 2,837,018 shares are subject to shareholder approval. Shareholder approval for those shares that have not yet been approved will be sought at the next annual meeting of shareholders.

2. The Company has adopted a 2000 Stock Option Plan pursuant to which 514,700 shares of common stock have been reserved for issuance pursuant to options granted thereunder.

3. The Company has adopted a vacation, sick leave and personal leave policy.

4. The Company has entered into employment agreements with each of Ken Seiff, Patrick Barry, Jonathan Morris, Bob Stevens, Jonathan Freedman, Andreas Turanski, and Martin Keane. Each such employment agreement includes severance arrangements.

5. The Company provides health, disability and dental insurance coverage for its employees and eligible family members.

6. The Company has adopted a 401(k) program.

7. The Company has adopted a subsidized gym membership program.

                                  SCHEDULE 3.15

                                      TAXES

The Company's federal income tax returns for 1998 and 1999 have been filed.

                                  SCHEDULE 3.17

                                 LABOR RELATIONS

None.

                                  SCHEDULE 3.18

                                 INVENTORY, ETC.

         Due to the Company's limited working capital, a number of its suppliers have limited the Company's payment terms and, in some cases, have required the Company to pay for merchandise in advance of delivery.

                                  SCHEDULE 3.23

                                    CONTRACTS

The following contracts contain change of control and/or non-assignment clauses that require the Company to obtain consents and/or waiver in connection with the transactions contemplated by the Agreement:

1. Directors & Officers Insurance Policy, underwritten by National Union Fire Insurance Company (excess by Chubb)

2. Commercial Excess Liability (Umbrella) Insurance Policy, underwritten by Travelers Indemnity Company.

3. Workers Compensation and Employers Liability Policy, underwritten by Travelers Indemnity Company.

4. Commercial Inland Marine Policy, underwritten by Travelers Indemnity Company.

5. Commercial General Liability Policy, underwritten by Travelers Indemnity Company.

6. Internet Professional Liability Policy, underwritten by American International Specialty Lines Insurance Company.

7. Employment Agreement, dated as of December 22, 1999, by and between the Company and E. Kenneth Seiff.

8. Software License Agreement, dated as of February 22, 2000, by and between the Company and Quest Software, Inc.

9. Services Agreement, dated as of July 27, 2000, by and between the Company and Distribution Associates, Inc.

10. Agreement, dated as of December 3, 1999, by and between the Company and Hearst Communications, Inc.

11. Customer Agreement, by and between the Company and EMC Corporation.

12. Service Order Form, dated July 2, 1998, by and between the Company and DIGEX Incorporated.

13. Standard Agreement for Consulting Services, dated as of October 1, 1999, by and between the Company and Cintra Software & Services, Inc.

14. Master Services Agreement, by and between the Company and Akamai Technologies, Inc.

15. Passport Wallet Service Agreement, dated as of October 4, 1999, by and between the Company and Microsoft Corporation.

16. Merchant Agreement, dated as of September 17, 1999, by and between the Company and Inktomi Corporation.

17. Shopping Channel Promotional Agreement, dated as of August 7, 2000, by and between the Company and America Online, Inc.

                                  SCHEDULE 3.25

                                 TRADE RELATIONS

Due to the Company's limited working capital, a number of its suppliers have limited the Company's payment terms and, in some cases, have required the Company to pay for merchandise in advance of delivery.

                                  SCHEDULE 3.26

                       BROKER'S, FINDER'S OR SIMILAR FEES

An investment banking fee of $250,000 is due to Credit Suisse First Boston in connection with the execution of the Agreement.

                                  SCHEDULE 13.2

                          PIGGYBACK REGISTRATION RIGHTS

1. Holders of the Company's Underwriter Purchase Options ("UPO's") hold certain piggyback registration rights with respect to the UPO's and the underlying securities.

2. A supplier who holds a warrant to purchase 50,000 shares of the Common Stock holds certain piggyback registration rights with respect thereof.

                                               Exhibit A to Investment Agreement

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                                  BLUEFLY, INC.
                            (a New York corporation)

                                       AND

                            BLUEFLY MERGER SUB, INC.
                            (a Delaware corporation)

         Agreement and Plan of Merger entered into on November __, 2000 by Bluefly, Inc., a New York corporation, and Bluefly Merger Sub, Inc., a Delaware Corporation.

         WHEREAS Bluefly, Inc. is a business corporation of the State of New York with its principal office therein located in City of New York, County of New York; and

         WHEREAS the total number of shares of stock which Bluefly, Inc. has authority to issue is _________ of which __________ shares are Common Stock, par value of $.01 each, and ________is Preferred Stock.

         WHEREAS Bluefly Merger Sub, Inc. is a business corporation of the
State of Delaware with its registered office therein located at                ,
City of                    , County of                    ; and

         WHEREAS the total number of shares of stock which Bluefly Merger Sub, Inc. has authority to issue is [_____] shares of common stock, par value $[____] per share; and

         WHEREAS, all of the outstanding shares of stock of Bluefly Merger Sub, Inc. are held by Bluefly, Inc.; and

         WHEREAS the New York Business Corporation Law permits a merger of a business corporation of the State of New York with and into a business corporation of another jurisdiction; and

         WHEREAS the Delaware General Corporation Law permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware; and

         WHEREAS Bluefly, Inc. and Bluefly Merger Sub, Inc. and their respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective stockholders to merge Bluefly, Inc. with and into Bluefly Merger Sub, Inc., pursuant to the provisions of the New York Business Corporation law and the Delaware General Corporation Law upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Bluefly, Inc. and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Bluefly Merger Sub, Inc. and approved by a resolution adopted by its Board of Directors, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter set forth.

         1. Bluefly, Inc. shall, pursuant to the provisions of the New York Business Corporation Law and the provisions of the Delaware General Corporation Law, be merged with and into Bluefly Merger Sub, Inc., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation". The separate existence of Bluefly, Inc., which is sometimes hereinafter referred to as the "terminating corporation", shall cease at the effective time of the merger in accordance with the provisions of the New York Business Corporation Law.

         2. At the effective time of the merger, the name of the surviving corporation shall be changed to Bluefly, Inc. and the Certificate of Incorporation of the surviving corporation shall be amended to read in its entirety as set forth in Exhibit A hereto.

         3. The present by-laws of the surviving corporation will be the by-laws of the surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Delaware General Corporation Law.

         4. The directors and officers in office of the surviving corporation at the effective time of the merger will be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall remain in office and shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Certificate of Incorporation and by-laws of the surviving corporation.

         5. At the effective time of the merger, each issued share of Common Stock of the terminating corporation shall be converted into one share of Common Stock of the surviving corporation and each share of preferred stock of the terminating corporation shall be converted into one share of Preferred Stock of the surviving corporation. The issued shares of the surviving corporation outstanding immediately prior to the effective time of the merger shall be canceled and cease to exist without being converted into any stock or other consideration whatsoever.

         6. In the event that this Agreement and Plan of Merger shall have been duly approved and adopted on behalf of the terminating corporation in accordance with the provisions of the New York Business Corporation Law and on behalf of the surviving corporation in accordance with the provisions of the Delaware General Corporation Law, the corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of New York and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of New York and the State of Delaware and elsewhere to effectuate the merger herein provided for.

         7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger herein provided for.

         IN WITNESS WHEREOF, this Agreement and Plan of Merger is hereby executed on behalf of each of the constituent corporations parties by a duly authorized officer thereof.

Executed on this __ day of November, 2000.

                                       BLUEFLY MERGER SUB, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       BLUEFLY, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                            EXHIBIT B to the
                                                            Investment Agreement

                              CERTIFICATE OF MERGER

                                       OF

                                  BLUEFLY, INC.

                                      INTO

                            BLUEFLY MERGER SUB, INC.

            (Pursuant to Section 907 of the Business Corporation Law)


         It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

         FIRST: The Board of Directors of each of BLUEFLY, INC. and BLUEFLY MERGER SUB, INC. has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporation.

         SECOND: The name of the foreign constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation", is BLUEFLY MERGER SUB, INC. The jurisdiction of its incorporation is Delaware; and the date of its incorporation therein is October 31, 2000.

         The Application for Authority in the State of New York of the surviving constituent corporation to transact business as a foreign corporation therein
was filed by the Department of State of the State of New York on          , 19 .

         THIRD: The name of the domestic constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation", is BLUEFLY, INC. and the name under which it was formed is Pivot Corporation. The date upon which its certificate of incorporation was filed with the Department of State is April 8, 1991.

         FOURTH: As to each of the constituent corporations, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:

                            BLUEFLY MERGER SUB, INC.

Designation of             Number of          Designation        Classes and
each outstanding           outstanding        of class and       series entitled
class and series           shares of          series enti-       to vote as a
of shares                  each class         tled to vote       class

Common
Series A Convertible
Preferred Stock
Series B Convertible
Preferred Stock

                                  BLUEFLY INC.

Designation of             Number of          Designation        Classes and
each outstanding           outstanding        of class and       series entitled
class and series           shares of          series enti-       to vote as a
of shares                  each class         tled to vote       class

Common
Series A Convertible
Preferred Stock
Series B Convertible
Preferred Stock

         FIFTH: The merger herein certified was authorized in respect of the merged constituent corporation by the vote of at least two-thirds of all outstanding shares of the corporation entitled to vote on the plan of merger under the Certificate of Incorporation and by the class vote of the holders of at least a majority of the holders of Series A Convertible Preferred Stock.

         SIXTH: All fees and taxes (including penalties and interest) administered by the Department of Taxation and Finance of the State of New York which are now due and payable by the constituent domestic corporation have been paid and a cessation franchise tax report (estimated or final) through the anticipated date of merger has been filed by the constituent domestic corporation. The said report, if estimated, is subject to amendment. The surviving foreign corporation agrees that it will within 30 days after the filing of the certificate of merger file the cessation tax report, if an estimated report was previously filed, and promptly pay to the Department of Taxation and Finance of the State of New York all fees and taxes (including penalties and interest), if any, due to the Department of Taxation and Finance by the constituent domestic corporation.

         SEVENTH: The merger herein certified is permitted by the laws of the jurisdiction of incorporation of the surviving constituent corporation and is in compliance with said laws.

         EIGHTH: The surviving constituent corporation agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of the merged constituent corporation, for the enforcement of any liability or obligation of the surviving constituent corporation for which the surviving constituent corporation is previously amenable to suit in the State of New York, and for the enforcement, as provided in the Business Corporation Law of the State of New York, of the right of shareholders of the merged constituent corporation to receive payment for their shares against the surviving constituent corporation.

         NINTH: The surviving constituent corporation agrees that, subject to the provisions of section 623 of the Business Corporation Law of the State of New York, it will promptly pay to the shareholders of the merged constituent corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law of the State of New York relating to the rights of shareholders to receive payment for their shares.

         TENTH: The surviving constituent corporation hereby designates the Secretary of State of the State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of section 306 of the Business Corporation Law of the State of New York in any action or special proceeding. The post office address within the State of New York to which the said Secretary of State shall mail a copy of any process against the surviving corporation served upon him is: 42 W. 39th Street, 9th floor, New York, N.Y. 10018.

         IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Executed on this 13th day November, 2000.

                                       BLUEFLY, INC.


                                       By:
                                          ---------------------------------
                                          Ken Seiff, President

                                                                Exhibit C to the
                                                            Investment Agreement

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  BLUEFLY, INC.

         1. Name. The name of the corporation is BLUEFLY, INC. (the "Corporation").

         2. Address; Registered Office and Agent. The address of the Corporation's registered office is ______________________, City of _____________, County of _________________, State of Delaware; and its
registered agent at such address is _______________________________.

         3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         4. Number of Shares

              4.1 The total number of shares of stock that the Corporation shall have authority to issue is: sixty-five million (65,000,000) of which forty million (40,000,000) shall be shares of Common Stock of the par value of $.01 ("Common Stock") and twenty-five million (25,000,000) shall be shares of Preferred Stock of the par value of $.01 each ("Preferred Stock").

              4.2 The designation, relative rights, preferences and limitations of the shares of each class are as follows:

                   4.2.1 Other than the shares of the series of Preferred Stock, the terms of which are specified in this Certificate, the shares of Preferred Stock may be issued from time to time in one or more series having such number and such distinctive serial designations, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby vested in the Board. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock.

                   4.2.2 Except as otherwise provided by law, elsewhere in this Certificate or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in its, his or her name on the books of the Corporation. Except as otherwise provided elsewhere in this Certificate or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board. Except as otherwise provided elsewhere in this Certificate or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled as provided elsewhere in this Certificate or pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

                   4.2.3 Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board may from time to time determine.

         5. Preferred Stock

              5.1 Designation/Ranking. There shall be two series of Preferred Stock which shall be designated, respectively, as "Series A Convertible Preferred Stock" (referred to herein as the "Series A Convertible Preferred Stock") and "Series B Convertible Preferred Stock" (referred to herein as "Series B Convertible Preferred Stock" and together with the Series A Convertible Preferred Stock, the "Convertible Preferred Stock"). The Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall rank pari passu with each other and senior to the Corporation's Common Stock and all other Preferred Stock of the Corporation ranking junior to the Convertible Preferred Stock, with respect to the payment of distributions on liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends.

              5.2 The number of shares constituting the Series A Convertible Preferred Stock shall be 500,000 shares. The number of shares constituting the Series B Convertible Preferred Stock shall be 9,000,000.

              5.3 Dividends.

                   5.3.1 The holders of Convertible Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, dividends which shall accrue at the rate of 8% per annum of the Face Value of such stock and shall compound annually, payable only upon: (i) the conversion of the Convertible Preferred Stock pursuant to Section 5.8; (ii) Liquidation (as defined in Section 5.4) of the Corporation under Section 5.4 or (iii) a redemption of the Convertible Preferred Stock under Section 5.9. Except in connection with a Liquidation Payment made under Section 5.4 or a redemption payment made under Section 5.9 (which in each case shall require payment in cash), the Corporation, in its sole discretion, may elect to pay such dividends in shares of Common Stock, in which case such Common Stock dividends shall be equal to the number of shares of Common Stock obtained by dividing the cash value of such dividend by the Current Market Price (as defined in Section 5.8.5(iv)) on the business day prior to the date of payment.

                   5.3.2 Dividends on each share of Convertible Preferred Stock shall be cumulative and shall accrue from the date of issuance of such share of Convertible Preferred Stock. The date on which the Corporation initially issues any share of Convertible Preferred Stock shall be deemed to be its "Issue Date," regardless of the number of times transfer of such shares is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share.

                   5.3.3 In addition to the right to receive dividends pursuant to Section 5.3.1 above, each holder of a share of Convertible Preferred Stock shall have the right, at any time after the Issue Date, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets, but excluding any stock split effected as a stock dividend), to holders of shares of Common Stock, to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution receivable by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Convertible Preferred Stock at the same time such dividend or distribution is made to the holders of Common Stock.

              5.4 Liquidation

                   5.4.1 Series A. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), each holder shall be paid for each share of Series A Convertible Preferred Stock held by it, before any distribution or payment is made upon any stock ranking junior to the Series A Convertible Preferred Stock, an amount equal to the greater of
(i) $20 per share (the "Series A Face Value") plus, in the case of each share, an amount equal to all accrued but unpaid dividends thereon, through the date payment thereof is made, and (ii) the amount that the holder of such share of the Series A Convertible Preferred Stock would receive if it were to convert such share of Series A Convertible Preferred Stock into share(s) of Common Stock immediately prior to such Liquidation. The holders of Series A Convertible Preferred Stock shall not be entitled to any further payment (such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payments").

                   5.4.2 Series B Convertible Preferred Stock. Upon any Liquidation, each holder shall be paid for each share of Series B Convertible Preferred Stock held by it, before any distribution or payment is made upon any stock ranking junior to the Series B Convertible Preferred Stock, an amount equal to the greater of: (i) the sum of (x) the Series B Face Value plus (y) in the case of each such share, an amount equal to all accrued and unpaid dividends thereon through the date payment therefore is made plus (z) the Per Share Common Stock Investment Amount and (ii) the amount that the holder of such share of the Series B Convertible Preferred Stock would receive if it were to convert such share of Series B Convertible Preferred Stock into shares of Common Stock immediately prior to such Liquidation (such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Payment" and together with the Series A Liquidation Payment, the "Liquidation Payment" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the

"Series B Liquidation Payments" and together with the Series A Liquidation Payments, the "Liquidation Payments").

         For the purpose of this Section 5.4.2, the following terms shall have the following definitions:

         "Common Stock Investment Amount" means the dollar amount, which amount shall not be less than zero, equal to the difference of (i) the aggregate amount invested by Quantum Industrial Partners LDC and SFM Domestic Investments LLC or their affiliates (the "Purchasers") in the Common Stock of the Corporation pursuant to the conditional subscription obligation under Section 2.3(b) of the Investment Agreement, dated as of November 13, 2000, among the Corporation, Bluefly Merger Sub, Inc. and the Purchasers (the "New Investment Agreement") minus (ii) an amount equal to the product of (A) the aggregate number of shares of Common Stock purchased pursuant to the Conditional Subscription (as defined in the New Investment Agreement), which are sold by the Purchasers at any time prior to the date of measurement and (B) $2.34 (as adjusted to reflect combinations and splits and the like with respect to the Common Stock).

         "Per Share Common Stock Investment Amount" means the quotient obtained by dividing (i) the Common Stock Investment Amount by (ii) number of shares of Series B Convertible Preferred Stock outstanding at the time of measurement. "Series B Face Value" means an amount equal to $2.34 per share of Series B Convertible Preferred Stock.

                   5.4.3 If upon such Liquidation, the assets to be distributed among the holders of Convertible Preferred Stock shall be insufficient to permit payment to the holders of Convertible Preferred Stock of the Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Convertible Preferred Stock. Upon any such Liquidation after the holders of Convertible Preferred Stock shall have been paid in full the Liquidation Payments to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of securities ranking junior to the Convertible Preferred Stock.

                   5.4.4 Written notice of such Liquidation stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 10 days prior to the payment date stated therein, to the holders of record of Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                   5.4.5 The Convertible Preferred Stock shall, with respect to distribution of assets and rights upon Liquidation rank senior to each class or series of capital stock of the Corporation hereafter created which does not expressly provide that it ranks on a parity with or is senior to the Convertible Preferred Stock with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation.

              5.5 Voting Rights of the Series A Convertible Preferred Stock.

                   5.5.1 In addition to any other vote required by law or this Certificate, so long as at least 60% of the shares of Series A Convertible Preferred Stock outstanding on August 26, 1999 (the "Series A Issue Date") remain outstanding, the Corporation may take the following actions only with the approval of the holders of a majority of the shares of Series A Convertible Preferred Stock voting separately as a class:

                        (i) liquidate the Corporation or acquire another business entity;

                        (ii) create a joint venture, partnership or one or more non-wholly owned subsidiaries requiring an investment in cash or kind of more than $500,000;

                        (iii) sell Corporation assets, which individually or in the aggregate exceed $2,000,000;

                        (iv) incur indebtedness in excess of $1,000,000 or impose a lien against or encumber assets of the Corporation in excess of $1,000,000 (other than a financing secured by inventory or a financing required in connection with the optional redemption of the Convertible Preferred Stock in accordance with Section 7);

                        (v) enter into or amend any contract not contemplated by an approved budget or in excess of $250,000 in any one year or $1 million over the life of the contract in the aggregate;

                        (vi) issue or sell securities of the Corporation (excluding securities issuable upon exercise of options under the stock option or employee incentive plans existing on October 12, 2000 or as a result of the conversion of the Convertible

Preferred Stock or any notes and warrants of the Corporation outstanding as of the effective date of this Certificate);

                        (vii) declare dividends, repurchase or redeem securities of the Corporation or debt, except to the extent such debt is due in accordance with its terms and except for dividends, repurchases or redemption applicable to the Convertible Preferred Stock or any notes of the Corporation outstanding as of the effective date of this Certificate;

                        (viii) make capital expenditures in excess of 110% of capital expenditures set forth in the annual budget;

                        (ix) grant registration rights or register securities under the Securities Act of 1933, as amended, except pursuant to any registration rights agreement of the Corporation outstanding as of the effective date of this Certificate or registrations on Form S-8 or similar forms;

                        (x) enter into any contract with an affiliate;

                        (xi) amend the Corporation's Certificate of Incorporation or Bylaws;

                        (xii) increase or decrease the number of members of the Corporation's Board of Directors or the voting rights of the directors;

                        (xiii) change the Corporation's independent public accountants;

                        (xiv) approve the annual budget, and any changes to the business plan and five year budget and any successor thereto;

                        (xv) adopt or amend employment contracts with Corporation officers and senior executive managers with authority equivalent to that of Executive Vice Presidents; or

                        (xvi) amend or alter the New Investment Agreement.

                   5.5.2 For so long as at least 20% of the shares of Series A Convertible Preferred Stock outstanding on the Series A Issue Date remain outstanding, the holders of the Series A Convertible Preferred Stock voting separately as a class, shall be entitled to elect one (1) director to the Board of Directors (hereafter referred to as the "Class A Director") upon a vote of a majority of the outstanding shares of Series A

Convertible Preferred Stock. For so long as at least 60% of the shares of the Series A Convertible Preferred Stock outstanding on the Series A Issue Date remain outstanding, the Class A Director shall be entitled to seven votes on any action taken by the Board of Directors.

                   5.5.3 Notwithstanding anything set forth herein, with the exception of any action duly approved by the holders of Series A Convertible Preferred Stock pursuant to Section 5.5.1 above, at any time when any shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate, and in addition to any other vote required by law or the Corporation's Certificate of Incorporation, without the approval of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not (i) effect any transaction or other action that would adversely affect the rights, preferences, powers (including voting powers) and privileges of the Series A Convertible Preferred Stock or (ii) merge or consolidate with another Person, sell all or substantially all of the assets of the corporation or enter into a transaction which results in or take any action which facilitates a Change of Control. "Change of Control" means any person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than any group that includes holders of Convertible Preferred Stock and/or their Affiliates, becoming the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the shareholders of the Corporation in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act).

              5.6 Voting Rights of Series B Convertible Preferred Stock

                   5.6.1 In addition to any other vote required by law or this Certificate, so long as at least 40% of the shares of Series B Convertible Preferred Stock issued on the Issue Date remain outstanding the Corporation may take the following actions only with the approval of the holders of a majority of the shares of Series B Convertible Preferred Stock voting separately as a class:

                   (i) liquidate the Corporation or acquire another business entity;

                   (ii) create a joint venture, partnership or one or more non-wholly owned subsidiaries requiring an investment in cash or kind of more than $500,000;

                   (iii) sell Corporation assets, which individually or in the aggregate exceed $2,000,000;

                   (iv) incur indebtedness in excess of $1,000,000 or impose a lien against or encumber assets of the Corporation in excess of $1,000,000 (other than a financing secured by inventory or a financing required in connection with the optional redemption of the Convertible Preferred Stock in accordance with Section 5.9);

                   (v) enter into or amend any contract not contemplated by an approved budget or in excess of $250,000 in any one year or $1 million over the life of the contract in the aggregate;

                   (vi) issue or sell securities of the Corporation (excluding securities issuable upon exercise of options under the stock option or employee incentive plans existing on October 12, 2000 or as a result of the conversion of the Convertible Preferred Stock or any notes and warrants of the Corporation outstanding as of the effective date of this Certificate);

                   (vii) declare dividends, repurchase or redeem securities of the Corporation or debt, except to the extent such debt is due in accordance with its terms and except for dividends, repurchases or redemption applicable to the Convertible Preferred Stock or any notes of the Corporation outstanding as of the effective date of this Certificate;

                   (viii) make capital expenditures in excess of 110% of capital expenditures set forth in the annual budget;

                   (ix) grant registration rights or register securities under the Securities Act of 1933, as amended, except pursuant to any registration rights agreement of the Corporation outstanding as of the effective date of this Certificate or registrations on Form S-8 or similar forms;

                   (x) enter into any contract with an affiliate;

                   (xi) amend the Corporation's Certificate of Incorporation or Bylaws;

                   (xii) increase or decrease the number of members of the Corporation's Board of Directors or the voting rights of the directors;

                   (xiii) change the Corporation's independent public accountants;

                   (xiv) approve the annual budget, and any changes to the business plan and five year budget and any successor thereto;

                   (xv) adopt or amend employment contracts with Corporation officers and senior executive managers with authority equivalent to that of Executive Vice Presidents; or

                   (xvi) amend or alter the New Investment Agreement.

                   5.6.2 For so long as at least 20% of the shares of Series B Convertible Preferred Stock outstanding on the Issue Date remain outstanding, the holders of the Series B Convertible Preferred Stock voting separately as a class, shall be entitled to elect one (1) director to the Board of Directors (hereafter referred to as the "Class B Director") upon a vote of a majority of the outstanding shares of Series B Convertible Preferred Stock. For so long as at least 40% of the shares of the Series B Convertible Preferred Stock issued on the Issue Date remain outstanding, the Class B Director shall be entitled to seven votes on any action taken by the Board of Directors.

                   5.6.3 Notwithstanding anything set forth herein, with the exception of any action duly approved by the holders of Series B Convertible Preferred Stock pursuant to Section 5.6.1 above, at any time when any shares of Series B Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate, and in addition to any other vote required by law or this Certificate, without the approval of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series B Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not (i) effect any transaction or other action that would adversely affect the rights, preferences, powers (including voting powers) and privileges of the Series B Convertible Preferred Stock or (ii) merge or consolidate with another Person, sell all or substantially all of the assets of the corporation or enter into a transaction which results in or take any action which facilitates a Change of Control.

              5.7 Voting Rights Generally

                   5.7.1 Holders of Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting. Except as otherwise required by law, at any annual or special meeting of the Corporation's stockholders, or in connection with any written consent in lieu of any such meeting, the holders of each outstanding share of Convertible Preferred Stock shall be entitled to cast, in respect of such share, the number of votes equal to the number of full shares of Common Stock into which such share of Convertible Preferred Stock is then convertible (calculated by rounding any fractional share up to the nearest whole number) on the date for determination of stockholders entitled to vote at the meeting. Except as set forth herein or otherwise required by law, the Convertible Preferred Stock and the Common Stock shall vote together as a single class on each matter submitted to the stockholders, and not by separate class or series.

                   5.7.2 A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be. Except as otherwise required by applicable law, any member of the Board of Directors elected by the holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, may only be removed by the vote of the holders of not less than a majority of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, voting thereon.

                   5.7.3 Notwithstanding anything set forth herein, the Class A Director and Class B Director shall not be entitled to vote on the question of whether the Corporation exercises its right of redemption in Section 5.9 or the incurrence of any debt or issuance of any equity to finance such optional redemption.

              5.8 Conversions. The holders of shares of Convertible Preferred Stock shall have the following conversion rights:

                   5.8.1 Right to Convert. Subject to the terms and conditions of this Section 5.8.1, the holder of any share or shares of Convertible Preferred Stock shall have the right, at its option at any time and from time to time, to convert any such shares (or fractions thereof) of Convertible Preferred Stock (except that upon any Liquidation, the right of conversion shall terminate at the close of business on the business day immediately preceding the date fixed for payment of the amount distributable on the Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained

                   (i) in the case of the Series A Convertible Preferred Stock, by (x) multiplying the number of shares of Series A Convertible Preferred Stock to be so converted by the Series A Face Value and (y) dividing the result by the Series A Conversion Price (as defined below) applicable to such share, determined as provided below, in effect on the date the certificate is surrendered for conversion and

                   (ii) in the case of the Series B Convertible Preferred Stock, by (x) dividing the Series B Face Value by (y) the Series B Conversion Price applicable to such share, determined as provided below, in effect on the date the certificate is surrendered for conversion;

         plus, in either case, at the Company's option, either a number of shares of Common Stock (valued at their Current Market Price on the Business Day prior to the date of payment), or an amount in cash, as the case may be, equal to any accrued but unpaid dividends on the shares of Convertible Preferred Stock so converted.

         The initial Series A Conversion Price per share for shares of Convertible Preferred Stock shall be $2.34 per share, as adjusted pursuant to the further provisions of this Section 5.8 (each such price, or such price as last adjusted, being referred to as the "Series A Conversion Price" or "Series B Conversion Price" as applicable). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares to be so converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                   5.8.2 Automatic Conversion of Series A Convertible Preferred Stock. (a) One-quarter of the shares of Series A Convertible Preferred Stock outstanding on the Issue Date shall automatically be converted, with no further action on the part of the Corporation or the holder thereof, into such number of fully paid and non-assessable shares of Common Stock and such other consideration as is determined under Section 5.8.1 on the date, if any, after November 1, 2001, on which the last sale price of the Common Stock on the NASDAQ Small Cap Market or, if not quoted on the NASDAQ Small Cap Market, on any other national securities exchange, has reached at least four times the Conversion Price (the "Price Trigger") for 30 consecutive trading days during the prior 90 days. Following the 90th day after such date and every 90 days thereafter until no shares of Series A Convertible Preferred Stock are outstanding, an additional one-quarter of the shares of Series A Convertible Preferred Stock initially outstanding shall automatically be converted on the date on which the Price Trigger has been reached for 30 consecutive trading days during the 90-day period; provided, that such automatic conversion shall occur (i) no more than once during any 90-day period and (ii) only if at such time there exists an effective registration statement filed by the Corporation under the Securities Act of 1933 (the "Act") registering the resale of the shares of Common Stock to be received upon conversion and the Corporation is obligated to maintain the effectiveness thereof for at least 120 days after such conversion. The automatic conversion shall be effected on a pro rata basis among holders of Series A Convertible Preferred Stock.

         (b) Immediately prior to the closing of a merger, sale of all or substantially all of the Corporation's assets, or any combination thereof in which the Corporation or its shareholders are to receive cash or marketable securities with an aggregate value per share of Series A Convertible Preferred Stock of at least three times the Conversion Price, each outstanding share of Series A Convertible Preferred Stock shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be converted into such number of fully paid and nonassessable shares of Common Stock and such other consideration as is determined under Section 5.8.1.

         (c) Immediately after the conversion in Section 5.8.2(a) or (b), each holder of shares of Series A Convertible Preferred Stock so converted shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's shares notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such person. Upon notice from the Corporation, each holder of shares of Series A Convertible Preferred Stock so converted shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series A Convertible Preferred Stock and Common Stock, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of such automatic conversion, all rights with respect to the shares of Series A Convertible Preferred Stock so converted, including the rights, if any, to receive notices and to vote, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock have been converted, (ii) the payment of any accrued but unpaid dividends thereon as provided herein and (iii) exercise the rights to which they are entitled as holders of Common Stock.

                   5.8.3 Issuance of Certificates; Time Conversion Effected. Promptly after the surrender of the certificate or certificates for the shares of Convertible Preferred Stock to be converted as set forth above, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holders, registered in such name or names as such holders may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares of Convertible Preferred Stock.

                   5.8.4 Fractional Shares; Partial Conversion. No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Subparagraph 6(d), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                   5.8.5 Antidilution Adjustments. The Series A Conversion Price and the Series B Conversion Price shall be subject to adjustment as follows if any of the events listed below occur after the effective date of this Certificate (regardless of whether any shares of such series of Convertible Preferred Stock are outstanding) but, with respect to a share of Convertible Preferred Stock, prior to the conversion of such share of Convertible Preferred Stock into Common Stock.

                   (i) In case the Corporation shall (x) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or
(z) combine or reclassify its outstanding Common Stock into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such event shall be adjusted so that the holder of any share of the Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of such event had the share of such Convertible Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution is not paid or made, the applicable Conversion Price then in effect shall be appropriately readjusted.

                   (ii) In case the Corporation shall pay, issue or distribute to its holders of capital stock any shares of capital stock of the Corporation or evidences of indebtedness or cash or other assets (excluding (w) regular cash dividends payable out of earnings in the ordinary course and distributed ratably to the holders of Convertible Preferred Stock, (x) distributions paid from retained earnings of the Corporation and distributed ratably to the holders of Convertible Preferred Stock, (y) dividends or distributions referred to in clause (i) above and (z) dividends or distributions paid or made to holders of shares of Convertible Preferred Stock in the manner provided in Section 5.3 above) or rights, options or warrants to subscribe for or purchase any of its securities then, in each such case, the applicable Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the applicable Conversion Price in effect immediately prior to the date of the distribution by a fraction the numerator of which shall be the applicable Conversion Price less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, shall be conclusive) of the portion of the capital stock, cash or assets or evidences of indebtedness so distributed, or of the subscription rights, options or warrants so distributed or of such convertible or exchangeable securities, with respect to one share of Common Stock, and the denominator of which shall be the applicable Conversion Price in effect immediately prior to the date of the distribution. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactive to the record date for the determination of stockholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights, options or warrants expire or terminate without having been exercised, the applicable Conversion Price then in effect shall be appropriately readjusted.

                   (iii) Whenever the applicable Conversion Price is adjusted as herein provided or as provided in Section 5.8.6(a), the Corporation shall promptly file with the conversion agent (or, if there is no conversion agent, the secretary of the Corporation) an officer's certificate setting forth such Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment. Promptly after delivery of the certificate, the Corporation shall prepare a notice of the adjustment of such Conversion Price setting forth such Conversion Price and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the applicable Conversion Price (together with a copy of the officer's certificate setting forth the facts requiring such adjustment) to the holder of each share of the Convertible Preferred Stock at such holder's last address as shown on the stock books of the Corporation.

                   (iv) For the purpose of any computation under any provision relating to the Convertible Preferred Stock, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive trading days immediately preceding such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for the Common Stock shall be the fair market value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation.

                   5.8.6 Series B Adjustment.

                        (a) In case the Corporation shall (i) sell or issue shares of its Common Stock, (ii) issue rights, options or warrants to subscribe for or purchase shares of Common Stock or (iii) issue or sell other rights for the purchase of shares of Common Stock or securities convertible into or exchangeable into shares of Common Stock, in the case of one or more of the events described in the immediately preceding clauses (i), (ii) and (iii) (excluding those issuances referred to in Section 5.8.6(b) (collectively, the "Securities"), at a price per share (the "New Issue Price") less than the Series B Conversion Price, then in each such case the Series B Conversion Price in effect immediately prior to the issuance of such Securities shall be adjusted to equal the New Issue Price. The adjustment provided for in this Subparagraph 6(f) shall be made successively whenever any Securities are issued (provided, however, that no further adjustments in the Series B Conversion Price shall be made upon the subsequent exercise, conversion or exchange, as applicable of such Securities pursuant to the original terms of such Securities) and shall become effective immediately after such issuance. In determining whether any Securities entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Series B Conversion Price, and in determining the New Issue Price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such Securities, any consideration required to be paid upon the exercise, conversion or exchange, as applicable, of such Securities and the value of all such consideration (if other than cash) shall be determined in good faith by the Board of Directors of the Corporation.

                        (b) Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the issuance of: (x) any equity securities issued at then fair market value pursuant to the Corporation's employee option or stock incentive plan approved by the Board of Directors of the Corporation on or prior to October 12, 2000, or (y) any equity securities issued at then fair market value as consideration for services of non-employee third parties provided to the Corporation (in an aggregate amount not to exceed 100,000 shares of Common Stock in any fiscal year (as such number may be adjusted to reflect stock splits, combinations and the like)).

                   5.8.7 Reorganization, Recapitalization or Reclassification. If any capital reorganization, recapitalization or reclassification of the capital stock of the Corporation (other than a merger or consolidation of the Corporation in which the Corporation is the surviving corporation and which does not result in a reclassification or change of outstanding shares of Common Stock) or a merger or consolidation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (other than cash dividends payable out of earnings or surplus in the ordinary course of business) with respect to or in exchange for Common Stock, then, as a condition of such reorganization, recapitalization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereupon have the right to receive upon conversion of such share or shares of Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                   5.8.8 Other Notice. In case at any time:

                        (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                        (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                        (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                        (iv) there shall be a voluntary or involuntary dissolution or winding up of the Corporation;

                   then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least 10 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution or winding up, as the case may be.

                   5.8.9 Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly authorized, validly issued, fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or quotation system upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

                   5.8.10 Reissuance of Preferred Stock. Shares of Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall not be reissued as shares of Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation other than Convertible Preferred Stock.

                   5.8.11 Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the

Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

                   5.8.12 Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock, except as may otherwise be required to comply with applicable laws.

                   5.8.13 Minimum Adjustment. No reduction of the Conversion Price shall be made if the amount of any such reduction would be an amount less than $.025, but any such amount shall be carried forward and reduction with respect thereof shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.025 or more.

              5.9 Optional Redemption. The Corporation may redeem for cash all but not less than all of the Convertible Preferred Stock on not less than 30 days written notice to the holders thereof, during the periods and at the prices set forth below, plus all accrued but unpaid dividends thereon; provided that no such redemption shall be permitted unless (x) at such time there exists an effective registration statement filed by the Corporation under the Act registering the resale of the shares of Common Stock to be received upon conversion of the Convertible Preferred Stock and the Corporation is obligated to maintain the effectiveness thereof for at least 120 days after the proposed date or redemption and (y) if the redemption of Convertible Preferred Stock does not meet the requirements of either Section 302(b)(2) or 302(b)(3) of the Internal Revenue Code of 1986, as amended, then to avoid such treatment, the Corporation shall offer to effect a redemption of Common Stock from the holders of Convertible Preferred Stock or their designees, to the extent necessary to meet the requirements of either one of such Sections, at a purchase price equal to the Current Market Price on the date notice of redemption is given pursuant to this Section 5.9.

--------------------------------------------------------------------------------
               Time Period                      Multiple of the Conversion Price
--------------------------------------------------------------------------------
November 13, 2002 through November 12, 2004                   4x
--------------------------------------------------------------------------------
November 13, 2004 through November 12, 2006                   4.5x
--------------------------------------------------------------------------------
On or after November 13, 2006                                 5x
--------------------------------------------------------------------------------

              5.10 Adjustment of Face Value. In case the Corporation shall subdivide or reclassify its outstanding Convertible Preferred Stock into a greater number of shares or combine or reclassify its outstanding Convertible Preferred Stock into a smaller number of shares, the Series A Face Value or Series B Face Value, as the case may be, in effect immediately prior to such event shall be adjusted to reflect such increase or decrease. An adjustment made pursuant to this paragraph shall become effective on the effective date of subdivision, combination or reclassification.

              5.11 Future Issuance of Shares; Preemptive Rights.

                   5.11.1 Offering Notice..11.1 Offering Notice. Except for (i) capital stock or options to purchase capital stock of the Corporation which may be issued to employees, consultants or directors of the Corporation pursuant to a stock incentive plan or other employee benefit arrangement approved by the Board of Directors, (ii) a subdivision of the outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) capital stock issued as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction, (iv) capital stock issued as full or partial consideration for services (v) capital stock issued in connection with a publicly registered offering, (vi) capital stock issued upon exercise, conversion or exchange of any Preferred Stock, options or warrants, or (vii) capital stock purchased by any Purchaser in the public market or from the Corporation, if the Corporation wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Corporation (collectively, "New Securities") to any Person (the "Subject Purchaser"), then the Corporation shall send written notice (the "New Issuance Notice") to the holders of the Convertible Preferred Stock, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per share of the New Securities that the Corporation is willing to accept (the "Proposed Price").

                   5.11.2 Preemptive Rights; Exercise..11.2 Preemptive Rights; Exercise.

                        (i) For a period of ten (10) days after the giving of the New Issuance Notice as provided in Section 5.11.1, each initial holder of the Convertible Preferred Stock or, as the case may be, their permitted assignees pursuant to Section 11.3 of the Investment Agreement, dated as of July 27, 1999, amont the Company, the Purchasers, The Lynch Foundation, Peter Lynch and Pilot Domestic Trust and Section 12.3 of the New Investment Agreement (each, a "Preemptive Rightholder") shall have the right to purchase up to its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. Each Preemptive Rightholder shall have the right to purchase up to that percentage of the New Securities determined by dividing (a) a number equal to the number of shares of Common Stock into which the shares of Convertible Preferred Stock then owned by such Preemptive Rightholder are convertible by (b) the total of (x) the number of shares of Common Stock then outstanding and (y) the number of shares of Common Stock into which all outstanding shares of Preferred Stock are convertible (the "Proportionate Percentage").

                        (ii) The right of each Preemptive Rightholder to purchase the New Securities under subsection (i) above shall be exercisable by delivering written notice of its exercise, prior to the expiration of the 10-day period referred to in subsection (i) above, to the Corporation, which notice shall state the amount of New Securities that the Preemptive Rightholder elects to purchase as provided in Section 5.11.2(i). The failure of a Preemptive Rightholder to respond within the 10-day period shall be deemed to be a waiver of the Preemptive Rightholder's rights under Section 5.11.2(i); provided that each Preemptive Rightholder may waive its, his or her rights under Section 5.11.2(i) prior to the expiration of the 10-day period by giving written notice to the Corporation.

                        (iii) If, following the expiration of the 10-day period referred to above, not all of the New Securities have been subscribed for by the Subject Purchasers, each Preemptive Rightholder shall have the option to increase that number of New Securities it has elected to purchase pursuant to
Section 5.11.2(i) by a proportionate amount.

                   5.11.3 Closing..11.3 Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section
5.11.2 shall be held at the same time and place as the closing of the New Securities subscribed for by the Subject Purchasers (the "Closing"). At the Closing, the Corporation shall deliver certificates representing the New Securities, and the New Securities shall be issued free and clear of all liens and the Corporation shall so represent and warrant, and further represent and warrant that the New Securities shall be, upon issuance of the New Securities to the Preemptive Rightholders and after payment for the New Securities, duly authorized, validly issued, fully paid and nonassessable by the Corporation. At the Closing, the Preemptive Rightholders purchasing the New Securities shall deliver payment in full in immediately available funds for the New Securities purchased by it, him or her. At the Closing, all of the parties to the transaction shall execute any additional documents that are otherwise necessary or appropriate.

                   5.11.4 Sale to Subject Purchaser. The Corporation may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that the sale is bona fide and made pursuant to a contract entered into within four (4) months of the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase the New Securities as provided in
Section 5.11.2 and (ii) the expiration of the 10-day period referred to in
Section 5.11.2. If such sale is not consummated within such four (4) month period for any reason, then the restrictions provided for in this Section 5.11 shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Corporation without again offering the New Securities in accordance with this Section 5.11. The closing of any issue and purchase contemplated by this Section 5.11.4 shall be held at the time and place as the parties to the transaction may agree.

                   5.11.5 Election of Directors. Members of the Board of Directors of the Corporation (the "Board") may be elected either by written ballot or by voice vote.

                   5.11.6 Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of such person's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

         Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                   5.12 Transactions5.12 Transactions. In case of any merger or consolidation of the Corporation or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), the Corporation shall execute and deliver to each holder of Convertible Preferred Stock at least twenty (20) Business Days prior to effecting such Transaction a certificate stating that the holder of each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, a security identical to (and not less favorable than) the Series A Convertible Preferred Stock or Series B Preferred Stock, as the case may be, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Any certificate delivered pursuant to this Section 5.12 shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 5.8 hereof. The provisions of this Section
5.12 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

         6. Indemnification.

              6.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against any judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 6.

              6.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

              6.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 6 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

              6.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 6 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

              6.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 6, the By-laws or under section 145 of the General Corporation Law or any other provision of law.

              6.6 The provisions of this Section 6 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 6 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 6 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

              6.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 6 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

              6.8 Any director or officer of the Corporation serving in any capacity with (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

              6.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 6 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

         7. Adoption, Amendment and/or Repeal of By-Laws. Subject to such vote of stockholders as may be required by Section 5 of this Certificate of Incorporation, the Board may from time to time adopt, amend or repeal the By-laws of the Corporation; provided, however, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by such vote as may be required by
Section 5 of this Certificate of Incorporation plus the vote of the holders of a majority of the shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

         8. Documents. A copy of any document referred to herein will be furnished to any stockholder of record upon written request to the Corporation's secretary.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 13th date of November, 2000.


                                            ----------------------------
                                            E. Kenneth Seiff, President

                                                                    EXHIBIT D TO
                                                            INVESTMENT AGREEMENT

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                  BLUEFLY, INC.

                          SUBORDINATED CONVERTIBLE NOTE

$
 -------------------
New York, New York                                             November 13, 2000

         FOR VALUE RECEIVED, the undersigned, BLUEFLY, INC., a New York corporation (the "Payor" or the "Company"), promises to pay to the order of ____________ or its registered assign (the "Payee"), the principal sum of
____________ DOLLARS ($________) and interest on the outstanding principal balance as set forth herein.

         1. Investment Agreement. This Subordinated Convertible Note is one of the Subordinated Convertible Notes issued pursuant to the Investment Agreement, dated as of November 13, 2000, among the Payor, Bluefly Merger Sub, Inc., the Payee and ____________ (the "Investment Agreement"). The Payee is entitled to the benefits of (and subject to the obligations expressly contained in) this Subordinated Convertible Note and the Investment Agreement and may enforce the agreements of the Payor contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Investment Agreement.

         2. Interest Rate; Payment.

         (a) The outstanding principal balance of this Subordinated Convertible Note shall bear interest at an annual rate equal to 11% per annum, with interest accruing, from and including the date hereof, on a cumulative, compounding basis. Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the actual number of days elapsed, and shall be payable only
(i) upon repayment of the principal on any Repayment Date (as defined below) in cash or (ii) upon conversion pursuant to Section 4 either in cash or, at the Company's option, in shares of Series B Stock.

         (b) The outstanding balance of any amount owed under this Subordinated Convertible Note which is not paid when due shall bear interest at the rate of 2% per annum (the "Default Interest") above the rate that would otherwise be in effect under this Subordinated Convertible Note with the Default Interest accruing, from and including such due date, on a cumulative, compounding basis.

         (c) The outstanding principal and all accrued and unpaid interest shall be paid in full on May 1, 2001 (the "Maturity Date"), unless repaid earlier pursuant to the provisions of Section 3, or unless this Subordinated Convertible
Note is earlier converted in accordance with Section 4 (the date of any payment pursuant to Section 3 and the Maturity Date, collectively referred to as a "Repayment Date"). On a Repayment Date, the Payor shall pay the applicable amount of principal and interest in lawful money of the United States of America by wire or bank transfer of immediately available funds to an account designated by the Payee in writing from time to time.

    3. Prepayment.

         (a) Mandatory Prepayment.

              (i) Upon the occurrence of an Event of Default (under Section 6
(d) or (e), the outstanding principal of and all accrued interest on this Subordinated Convertible Note shall be accelerated and shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Payor, notwithstanding anything contained herein to the contrary.

              (ii) The Payee shall, at its sole option, have the right to require the Payor to pay the outstanding principal of and all accrued interest on this Subordinated Convertible Note upon the occurrence of any of the following events: (1) an Event of Default under Section 6(a), (b), (c), (f), (g) or (h), (2) Payor entering into an agreement to effectuate any sale or other disposition of all or substantially all of its assets, in one transaction or in a series of transactions, (3) the Company entering into an agreement (other than the Investment Agreement) to effectuate any consolidation or merger into another entity, or (4) any sale (other than the sale contemplated by the Investment Agreement) of a majority of the outstanding equity of the Company (or any other event that constitutes a Change of Control (as defined below) of the Payor), in one transaction or in a series of transactions. Immediately upon the occurrence of either of the events set forth in clauses (1), (2) or (3) above, or immediately upon obtaining knowledge that any person has entered into an agreement to effectuate, the event set forth in clause (4) above, the Payor shall give written notice of such event to the Payee. Change of Control means any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) other than Payee and its Affiliates or any group that includes Payee and/or its Affiliates, becoming the beneficial owner, directly or indirectly, of outstanding shares of stock of the Company entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the stockholders of the Company in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act).

              (iii) Any mandatory prepayment under this Section 3(a) shall include payment of reasonable costs and expenses, if any, associated with such prepayment.

         (b) No Optional Prepayment. The Payor may not prepay this Subordinated Convertible Note.

    4. Mandatory Conversion.

         (a) This Subordinated Convertible Note (plus interest accrued and unpaid thereon) shall be automatically converted on the Second Closing Date (as defined in the Investment Agreement) into that number of fully paid and non-assessable shares of Series B Stock which is equal to the quotient obtained by dividing the principal amount of this Subordinated Convertible Note (plus interest accrued and unpaid thereon to the date of conversion) by the Conversion Price (as defined below).

         (b) At the Second Closing (as defined in the Investment Agreement), the Company shall deliver or cause to be delivered to the holder of this Subordinated Convertible Note a certificate or certificates representing the number of fully paid and non-assessable shares of Series B Stock into which this Subordinated Convertible Note may be converted. Such conversion shall be deemed to have been made simultaneously with the Second Closing so that the rights of the holder as a holder of this Subordinated Convertible Note shall cease with respect to this Subordinated Convertible Note at such time (including, without limitation, the right to receive the principal of this Subordinated Convertible Note other than in the form of shares of Series B Stock), interest shall cease to accrue hereon and the person or persons entitled to receive the shares of Series B Stock deliverable upon conversion of this Subordinated Convertible Note shall be treated for all purposes as having become the record holders of such shares of Series B Stock at such time, and such conversion shall be at the conversion rate in effect at such time.

         (c) The Company covenants that it will at all times reserve and keep available out of its authorized Series B Stock (at such time as such Series B Stock is authorized) solely for the purpose of issue or delivery upon conversion of this Subordinated Convertible Note as herein provided, such number of shares of Series B Stock as shall then be issuable or deliverable upon the conversion of this Subordinated Convertible Note. The Company covenants that all shares of Series B Stock which shall be so issuable or deliverable shall, when issued or delivered, be duly and validly issued and fully paid and non-assessable.

         (d) No fractional shares of Series B Stock shall be issued upon conversion of this Note and the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Current Market Price (as defined in the Certificate of Incorporation of Bluefly, Inc., a Delaware corporation, attached as Exhibit C to the Investment Agreement) of the number of shares of Common Stock into which one share of Series B Stock is converted on the applicable date of conversion of this Subordinated Convertible Note.

    5. Conversion Price; Antidilution Adjustments.

         (a) Conversion Price. The initial Conversion Price shall be $2.34 ("Conversion Price"), subject to adjustment as set forth in subsection (b) below.

         (b) Antidilution Adjustments. In case the Company shall (x) pay a dividend or make a distribution on any of its securities in shares of Series B Stock, (y) subdivide or reclassify its outstanding Series B Stock into a greater number of shares, or (z) combine or reclassify its outstanding Series B Stock into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such event shall be adjusted so that the Payee shall be entitled to receive the number of shares of Series B Stock which it would have owned or have been entitled to receive after the happening of such event had this Subordinated Convertible Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution is not paid or made, the applicable Conversion Price then in effect shall be appropriately readjusted.

         (c) Certificate as to Adjustments. Upon any increase or decrease in the Conversion Price, the Payor shall within a reasonable period (not to exceed ten
(10) days) following any of the foregoing transactions deliver to the holder of the Subordinated Convertible Note a certificate, signed by (i) the Chief Executive Officer of the Payor and (ii) the Chief Financial Officer of the Payor, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

         (d) Reorganization, Reclassification. In case of any merger of the Payor or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), the Payor shall execute and deliver to the holder at least ten
(10) Business Days prior to effecting such Transaction a certificate stating that the holder of this Subordinated Convertible Note shall have the right to receive in such Transaction, in exchange for this Subordinated Convertible Note, a security identical to (and not less favorable than) this Subordinated Convertible Note, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Such replacement note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(d) and any equivalent thereof in any such new note similarly shall apply to successive transactions.

         6. Events of Default. An "Event of Default" shall occur if:

              (a) the Payor shall default in the payment of the principal of or interest payable on this Subordinated Convertible Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default with respect to the payment of interest shall continue unremedied for two days;

              (b) the Payor shall fail to observe or perform any covenant or agreement contained in this Subordinated Convertible Note or the Investment Agreement and such failure shall continue for five business days after Payor receives notice of such failure;

              (c) any representation, warranty, certification or statement made by or on behalf of the Payor in this Subordinated Convertible Note or the Investment Agreement or in any certificate, writing or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

              (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of Payor or of a substantial part of Payor's respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (any such law, a "Bankruptcy Law"), (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of any Payor,
(C) the winding up or liquidation of any Payor; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

              (e) the Payor shall (A) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (B) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (d), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Payor, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

              (f) one or more judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Payor and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 30 days;

              (g) the Payor shall default in the payment of any principal, interest or premium, or any observance or performance of any covenants or agreements, with respect to indebtedness (excluding trade payables and other indebtedness entered into in the ordinary course of business) in excess of $50,000 in the aggregate for borrowed money or any obligation which is the substantive equivalent thereof and such default shall continue for more than the period of grace, if any, or of any such Indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof;

              (h) the Payor shall incur any indebtedness for borrowed money other than up to $15,000,000 of secured inventory financing on terms reasonably acceptable to Payee (the "Inventory Financing"); or

              (i) any material provisions of this Subordinated Convertible Note or the Investment Agreement shall terminate or become void or unenforceable or the Payor shall so assert in writing.

         7. Subordination.

              (a) Agreement of Subordination. The Payor covenants and agrees, and the Payee likewise covenants and agrees, that (i) to the extent and in the manner hereinafter set forth in this Section 7, the obligations of the Company to pay the principal of and accrued interest on this Subordinated Convertible Note (the "Obligations") are hereby expressly made subordinate and junior in right of payment to the prior payment in full of up to $15,000,000 in principal amount of and interest on the Inventory Financing whether outstanding at the date hereof or hereinafter incurred (such Indebtedness not in excess of $15,000,000 being hereinafter referred to as the "Senior Indebtedness"); (ii) the subordination is solely for the benefit of any holders of Senior Indebtedness; and (iii) each holder of Senior Indebtedness whether now outstanding or hereinafter created, incurred, assumed or guaranteed shall be deemed to have extended or acquired such Senior Indebtedness in reliance upon the covenants and provisions contained herein. Notwithstanding the foregoing, nothing in this Section 7 shall prevent the conversion of this Subordinated Convertible Note into shares of Series B Stock in accordance with the terms hereof.

              (b) Subordination Upon Certain Events. Upon the occurrence of any Event of Default under Sections 6(d) or (e) of this Note:

                   (i) Upon any payment or distribution of assets of the Payor to creditors of the Company, holders of Senior Indebtedness shall be entitled to receive indefeasible payment in full of all obligations with respect to the Senior Indebtedness before the holder of this Note shall be entitled to receive any payment in respect of the Obligations.

                   (ii) Until all Senior Indebtedness is paid in full, any distribution to which the Payee would be entitled but for this Section 7 shall be made to holders of Senior Indebtedness, as their interests may appear, except that the Payee may receive securities that are subordinate to the Senior Indebtedness to at least the same extent as this Subordinated Convertible Note.

                   (iii) For purposes of this Section 7, a distribution may consist of cash, securities or other property, by set-off or otherwise.

                   (iv) Notwithstanding the foregoing provisions of this Section 7(b), if payment or delivery by the Company of cash, securities or other property to the Payee is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Subordinated Convertible Note to the Senior Indebtedness, and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by the Company of such cash, securities or other property shall be made to the Payee in accordance with such order or decree.

              (c) Limitation on Payment.

                   (i) Upon receipt by the Company and the Payee of a Blockage Notice (as defined below), then unless and until (A) all defaults in the payment of any Senior Indebtedness (the "Senior Defaults") that gave rise to the Blockage Notice shall have been remedied or effectively waived or shall have ceased to exist or (B) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full or (C) a notice of acceleration of the maturity of such Senior Indebtedness shall have been transmitted to the Company in respect of such Senior Defaults, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) of or on account of the principal of or interest on this Subordinated Convertible Note or in respect of any redemption, retirement, purchase or other acquisition of this Subordinated Convertible Note shall be made during any period prior to the expiration of the Blockage Period (as defined below).

                   (ii) For purposes of this Section 7, a "Blockage Notice" is a notice of a Senior Default that in fact has occurred and is continuing, given to the Company and the Payee by any holders of Senior Indebtedness then outstanding (or their authorized agent); provided, however, that no such notice shall be effective as a Blockage Notice if an effective Blockage Notice shall have been given within 360 days prior thereto.

                   (iii) For purposes of this Section 7, a "Blockage Period" with respect to a Blockage Notice is the period commencing upon the Company's receipt of such Blockage Notice and having the duration set forth in the particular agreement establishing the Senior Indebtedness to which the Company is a party; provided, that, such Blockage Period is no more than 90 days.

         Notwithstanding the foregoing, the Blockage Period shall be inapplicable or cease to be effective if an Event of Default pursuant to Section 6(d) or (e) shall have occurred. In addition, any Blockage Period shall cease to be effective if at any time during such period (i) substantial assets of the Company are sold or otherwise disposed of outside of the ordinary course of business for less than fair value or (ii) payment or any distribution of any character, whether in cash, securities or other property of the Company shall be made to or received by any creditor on any indebtedness which is on the same level of priority with or junior and subordinate in right of payment to this Subordinated Convertible Note.

         Upon the expiration or termination of any Blockage Period, the Payee shall be entitled to exercise any of its rights with respect to this Subordinated Convertible Note other than any right to accelerate the maturity date of this Subordinated Convertible Note based upon the occurrence of any Event of Default in respect thereto which has been cured or otherwise remedied during the Blockage Period.

              (d) Payments and Distributions Received. If the Payee shall have received any payment from or distribution of assets of the Company in respect of Obligations in contravention of the terms of this Section 7 before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full.

              (e) Proofs of Claim. If, while any Senior Indebtedness is outstanding, any Event of Default under Section 6(d) or (e) of this Subordinated Convertible Note occurs, the Payee shall duly and promptly take such action as any holder of Senior Indebtedness may reasonably request to collect any payment with respect to this Subordinated Convertible Note for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of this Subordinated Convertible Note. Upon the failure of the Payee to take any such action, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Subordinated Convertible Note and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Holder with respect to this Note.

              (f) Subrogation. After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash, the Payee shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Payee have been applied to the payment of Senior Indebtedness. A distribution made under this Section 7 to a holder of Senior Indebtedness which otherwise would have been made to the Payee is not, as between the Company and the Payee, a payment by the Company on Senior Indebtedness.

              (g) Relative Rights. This Section 7 defines the relative rights of the Payee and the holders of Senior Indebtedness. Nothing in this Section 7 shall (i) impair, as between the Company and the Payee, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including default interest) on this Subordinated Convertible Note in accordance with its terms; (ii) effect the relative rights of the Payee and creditors of the Company other than holders of Senior Indebtedness; or (iii) prevent the Payee from exercising its available remedies upon an Event of Default, subject to the rights, if any, under this Section 7 of holders of Senior Indebtedness.

              (h) Subordination May Not Be Impaired by the Company. No right of any holder of any Senior Indebtedness to enforce the subordination of the Obligations evidenced by this Subordinated Convertible Note shall be impaired by any failure by the Company or such holder of Senior Indebtedness to act or by the failure of the Company or such holder to comply with this Subordinated Convertible Note. The provisions of this Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness as a result of the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

              (i) Payments. A payment with respect to principal of or interest on the Obligations shall include, without limitation, payment of principal of and interest on this Note, and any payment on account of mandatory prepayment provisions.

              (j) Section Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on or other amounts constituting the Obligations by reason of any provision of this Section 7 shall not be construed as preventing the occurrence of an Event of Default under
Section 6.

         8. Suits for Enforcement.

              (a) Upon the occurrence of any one or more Events of Default, the holder of this Subordinated Convertible Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Investment Agreement or in aid of the exercise of any power granted in this Subordinated Convertible Note, or may proceed to enforce the payment of this Subordinated Convertible Note, or to enforce any other legal or equitable right it may have as a holder of this Subordinated Convertible Note.

              (b) The holder of this Subordinated Convertible Note may direct the time, method and place of conducting any proceeding for any remedy available to itself.

              (c) In case of any Event of Default, the Payor will pay to the holder of this Subordinated Convertible Note such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to such Event of Default, including without limitation, costs of collection and reasonable fees, disbursements and other charges of counsel incurred in connection with any action in which the holder prevails.

         9. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner and to the addresses set forth in Section 11.2 of the Investment Agreement.

         10. Successors and Assigns. This Subordinated Convertible Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Payor may not assign any of its rights under this Subordinated Convertible Note without the prior written consent of Payee. The Payee may assign all or a portion of their rights or obligations under this Subordinated Convertible Note to an Affiliate without the prior written consent of the Payor.

         11. Amendment and Waiver.

              (a) No failure or delay on the part of the Payor or Payee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Payor or Payee at law, in equity or otherwise.

              (b) Any amendment, supplement or modification of or to any provision of this Subordinated Convertible Note, any waiver of any provision of this Subordinated Convertible Note and any consent to any departure by the Payor from the terms of any provision of this Subordinated Convertible Note, shall be effective (i) only if it is made or given in writing and signed by the Payor and the Payee and (ii) only in the specific instance and for the specific purpose for which made or given.

         12. Headings. The headings in this Subordinated Convertible Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         13. GOVERNING LAW. THIS SUBORDINATED CONVERTIBLE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

         14. Costs and Expenses. The Payor hereby agrees to pay on demand all reasonable out-of-pocket costs, fees, expenses, disbursements and other charges (including but not limited to the fees, expenses, disbursements and other charges of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Payee) of the Payee arising in connection with any consent or waiver granted or requested hereunder or in connection herewith, and any renegotiation, amendment, work-out or settlement of this Subordinated Convertible Note or the indebtedness arising hereunder.

         15. Waiver of Jury Trial and Setoff. The Payor hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Subordinated Convertible Note or any instrument or document delivered pursuant to this Subordinated Convertible Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Payor and the Payee; and the Payor hereby waives the right to interpose any setoff or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim except to the extent that the failure so to assert any such setoff, counterclaim or cross-claim would permanently preclude the prosecution of the same.

         16. Consent to Jurisdiction. The Payor hereby irrevocably consents to the nonexclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Subordinated Convertible Note or any document or instrument delivered pursuant to this Agreement.

         17. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         18. Entire Agreement. This Subordinated Convertible Note and the Investment Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Subordinated Convertible Note supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         19. Further Assurances. The Payor shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Subordinated Convertible Note.

                                       BLUEFLY, INC.



                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                                                    EXHIBIT E TO
                                                            INVESTMENT AGREEMENT

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                  BLUEFLY, INC.

                          SUBORDINATED CONVERTIBLE NOTE

$
 -------------------
New York, New York                                             November 13, 2000

         FOR VALUE RECEIVED, the undersigned, BLUEFLY, INC., a New York corporation (the "Payor" or the "Company"), promises to pay to the order of ____________ or its registered assign (the "Payee"), the principal sum of
____________ DOLLARS ($________) and interest on the outstanding principal balance as set forth herein.

         20. Securities Purchase Agreement. This Subordinated Convertible Note is one of the Subordinated Convertible Notes issued pursuant to the Note and Warrant Purchase Agreement, dated as of November 13, 2000, among the Payor, the Payee and ____________ (the "Securities Purchase Agreement") and amended pursuant to the Investment Agreement, dated as of November 13, 2000 among the Payor, the Payee, Bluefly Merger Sub, Inc., a Delaware corporation and ______(the "Investment Agreement" and together with the Securities Purchase Agreement, the "Agreements"). The Payee is entitled to the benefits of (and subject to the obligations expressly contained in) this Subordinated Convertible Note and the Securities Purchase Agreement and may enforce the agreements of the Payor contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Investment Agreement.

         21. Interest Rate; Payment.

              (a) The outstanding principal balance of this Subordinated Convertible Note shall bear interest at an annual rate equal to 8% per annum, with interest accruing, from and including _________(1), on a cumulative, compounding basis. Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the actual number of days elapsed, and shall be payable only (i) upon repayment of the principal on any Repayment Date (as defined below) in cash or (ii) upon conversion pursuant to Section 4 either in cash, or at the Company's option, in shares of Series B Stock.

              (b) The outstanding balance of any amount owed under this Subordinated Convertible Note which is not paid when due shall bear interest at the rate of 2% per annum (the "Default Interest") above the rate that would otherwise be in effect under this Subordinated Convertible Note with the Default Interest accruing, from and including such due date, on a cumulative, compounding basis.

              (c) The outstanding principal and all accrued and unpaid interest shall be paid in full no later than May 1, 2001 (the "Maturity Date"), unless repaid earlier pursuant to the provisions of Section 3 or unless this Subordinated Convertible Note is earlier converted in accordance with Section 4 (the date of any payment pursuant to Section 3 and the Maturity Date, collectively referred to as a "Repayment Date"). On a Repayment Date, the Payor shall pay the applicable amount of principal and interest in lawful money of the United States of America by wire or bank transfer of immediately available funds to an account designated by the Payee in writing from time to time.

         22. Prepayment.

              (a) Mandatory Prepayment.

                   (i) Upon the occurrence of an Event of Default (under Section 6(d) or (e)), the outstanding principal of and all accrued interest on this Subordinated Convertible Note shall be accelerated and shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Payor, notwithstanding anything contained herein to the contrary.

                   (ii) The Payee shall, at its sole option, have the right to require the Payor to pay the outstanding principal of and all accrued interest on this Subordinated Convertible Note upon the occurrence of any of the following events: (1) an Event of Default under Section 6(a), (b), (c), (f), (g) or (h), (2) the Company entering into an agreement to effectuate any sale or other disposition of all or substantially all of its assets, in one transaction or in a series of transactions, (3) the Company entering into an agreement (other than the Investment Agreement) to effectuate any consolidation or merger into another entity, or (4) any sale (other than a sale contemplated by the Investment Agreement) of a majority of the outstanding equity of the Company (or any other event that constitutes a Change of Control (as defined below) of the Company), in one

--------------
(1) To be filled in with respective date of issue.

transaction or in a series of transactions. Immediately upon the occurrence of either of the events set forth in clauses (1), (2) or (3) above, or immediately upon obtaining knowledge that any person has entered into an agreement to effectuate, the event set forth in clause (4) above, the Company shall give written notice of such event to the Payee. Change of Control means any Person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than Payee and its Affiliates or any group that includes Payee and/or its Affiliates, becoming the beneficial owner, directly or indirectly, of outstanding shares of stock of the Company entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the stockholders of the Company in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act).

                   (iii) Any mandatory prepayment under this Section 3(a) shall include payment of reasonable costs and expenses, if any, associated with such prepayment.

              (b) No Optional Prepayment. The Payor may not prepay this Subordinated Convertible Note.

         23. Mandatory Conversion.

              (a) This Subordinated Convertible Note (plus interest accrued and unpaid thereon) shall be automatically converted on the Second Closing Date (as defined in the Investment Agreement) into that number of fully paid and non-assessable shares of Series B Stock which is equal to the quotient obtained by dividing the then outstanding principal amount of this Subordinated Convertible Note (plus interest accrued and unpaid thereon) to the date of conversion by the Conversion Price (as defined below).

              (b) At the Second Closing (as defined in the Investment Agreement), the Company shall deliver or cause to be delivered to the holder of this Subordinated Convertible Note a certificate or certificates representing the number of fully paid and non-assessable shares of Series B Stock into which this Subordinated Convertible Note may be converted. Such conversion shall be deemed to have been made simultaneously with the Second Closing, so that the rights of the holder as a holder of this Subordinated Convertible Note shall cease with respect to this Subordinated Convertible Note at such time (including, without limitation, the right to receive the principal of this Subordinated Convertible Note other than in the form of shares of Series B Stock), interest shall cease to accrue hereon and the person or persons entitled to receive the shares of Series B Stock deliverable upon conversion of this Subordinated Convertible Note shall be treated for all purposes as having become the record holders of such shares of Series B Stock at such time, and such conversion shall be at the conversion rate in effect at such time.

              (c) The Company covenants that it will at all times reserve and keep available out of its authorized Series B Stock (at such time as such Series B Stock is authorized) solely for the purpose of issue or delivery upon conversion of this Subordinated Convertible Note as herein provided, such number of shares of Series B Stock as shall then be issuable or deliverable upon the conversion of this Subordinated Convertible

Note. The Company covenants that all shares of Series B Stock which shall be so issuable or deliverable shall, when issued or delivered, be duly and validly issued and fully paid and non-assessable.

              (d) No fractional shares of Series B Stock shall be issued upon conversion of this Note and the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Current Market Price (as defined in the Certificate of Incorporation of Bluefly, Inc., a Delaware corporation, attached as Exhibit C to the Investment Agreement) of the number of shares of Common Stock into which one share of Series B Stock is converted on the applicable date of conversion of this Subordinated Convertible Note.

         24. Conversion Price; Antidilution Adjustments.

              (a) Conversion Price. The initial Conversion Price shall be $2.34 ("Conversion Price"), subject to adjustment as set forth in subsection (b) below.

              (b) Antidilution Adjustments. In case the Company shall (x) pay a dividend or make a distribution on any of its securities in shares of Series B Stock, (y) subdivide or reclassify its outstanding Series B Stock into a greater number of shares, or (z) combine or reclassify its outstanding Series B Stock into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such event shall be adjusted so that the Payee shall be entitled to receive the number of shares of Series B Stock which it would have owned or have been entitled to receive after the happening of such event had this Subordinated Convertible Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution is not paid or made, the applicable Conversion Price then in effect shall be appropriately readjusted.

              (c) Certificate as to Adjustments. Upon any increase or decrease in the Conversion Price, the Payor shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to the holder of the Subordinated Convertible Note a certificate, signed by (i) the Chief Executive Officer of the Payor and (ii) the Chief Financial Officer of the Payor, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

              (d) Reorganization, Reclassification. In case of any merger of the Payor or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), the Payor shall execute and deliver to the holder at least ten
(10) Business Days prior to effecting such Transaction a certificate stating that the holder of this Subordinated Convertible Note shall have the right to receive in such Transaction, in exchange for this Subordinated Convertible Note, a security identical to (and not less favorable than) this Subordinated Convertible Note, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Such replacement note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(d) and any equivalent thereof in any such new note similarly shall apply to successive transactions.

         25. Events of Default. An "Event of Default" shall occur if:

              (a) the Payor shall default in the payment of the principal of or interest payable on this Subordinated Convertible Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default with respect to the payment of interest shall continue unremedied for two days;

              (b) the Payor shall fail to observe or perform any covenant or agreement contained in this Subordinated Convertible Note, Agreements or the Warrants and such failure shall continue for five business days after Payor receives notice of such failure;

              (c) any representation, warranty, certification or statement made by or on behalf of the Payor in this Subordinated Convertible Note or the Securities Purchase Agreement or in any certificate, writing or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

              (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of Payor or of a substantial part of Payor's respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (any such law, a "Bankruptcy Law"), (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of any Payor,
(C) the winding up or liquidation of any Payor; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

              (e) the Payor shall (A) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (B) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (d), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Payor, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

              (f) one or more judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Payor and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 30 days;

              (g) the Payor shall default in the payment of any principal, interest or premium, or any observance or performance of any covenants or agreements, with respect to indebtedness (excluding trade payables and other indebtedness entered into in the ordinary course of business) in excess of $50,000 in the aggregate for borrowed money or any obligation which is the substantive equivalent thereof and such default shall continue for more than the period of grace, if any, or of any such Indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof;

              (h) the Payor shall incur any indebtedness for borrowed money other than up to $15 million of secured inventory financing on terms reasonably acceptable to Payee (the "Inventory Financing"); or

              (i) any material provisions of this Subordinated Convertible Note, the Agreements or the Warrants shall terminate or become void or unenforceable or the Payor shall so assert in writing.

         26. Subordination.

              (a) Agreement of Subordination. The Payor covenants and agrees, and the Payee likewise covenants and agrees, that (i) to the extent and in the manner hereinafter set forth in this Section 7, the obligations of the Company to pay the principal of and accrued interest on this Subordinated Convertible Note (the "Obligations") are hereby expressly made subordinate and junior in right of payment to the prior payment in full of up to $15,000,000 in principal amount of and interest on the Inventory Financing whether outstanding at the date hereof or hereinafter incurred (such Indebtedness not in excess of $15,000,000 being hereinafter referred to as the "Senior Indebtedness"); (ii) the subordination is solely for the benefit of any holders of Senior Indebtedness; and (iii) each holder of Senior Indebtedness whether now outstanding or hereinafter created, incurred, assumed or guaranteed shall be deemed to have extended or acquired such Senior Indebtedness in reliance upon the covenants and provisions contained herein. Notwithstanding the foregoing, nothing in this Section 7 shall prevent the conversion of this Subordinated Convertible Note into shares of Series B Stock in accordance with the terms hereof.

              (b) Subordination Upon Certain Events. Upon the occurrence of any Event of Default under Sections 6(d) or (e) of this Note:

                   (i) Upon any payment or distribution of assets of the Payor to creditors of the Company, holders of Senior Indebtedness shall be entitled to receive indefeasible payment in full of all obligations with respect to the Senior Indebtedness before the holder of this Note shall be entitled to receive any payment in respect of the Obligations.

                   (ii) Until all Senior Indebtedness is paid in full, any distribution to which the Payee would be entitled but for this Section 7 shall be made to holders of Senior Indebtedness, as their interests may appear, except that the Payee may receive securities that are subordinate to the Senior Indebtedness to at least the same extent as this Subordinated Convertible Note.

                   (iii) For purposes of this Section 7, a distribution may consist of cash, securities or other property, by set-off or otherwise.

                   (iv) Notwithstanding the foregoing provisions of this Section 7(b), if payment or delivery by the Company of cash, securities or other property to the Payee is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Subordinated Convertible Note to the Senior Indebtedness, and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by the Company of such cash, securities or other property shall be made to the Payee in accordance with such order or decree.

              (c) Limitation on Payment.

                   (i) Upon receipt by the Company and the Payee of a Blockage Notice (as defined below), then unless and until (A) all defaults in the payment of any Senior Indebtedness (the "Senior Defaults") that gave rise to the Blockage Notice shall have been remedied or effectively waived or shall have ceased to exist or (B) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full or (C) a notice of acceleration of the maturity of such Senior Indebtedness shall have been transmitted to the Company in respect of such Senior Defaults, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) of or on account of the principal of or interest on this Subordinated Convertible Note or in respect of any redemption, retirement, purchase or other acquisition of this Subordinated Convertible Note shall be made during any period prior to the expiration of the Blockage Period (as defined below).

                   (ii) For purposes of this Section 7, a "Blockage Notice" is a notice of a Senior Default that in fact has occurred and is continuing, given to the Company and the Payee by any holders of Senior Indebtedness then outstanding (or their authorized agent); provided, however, that no such notice shall be effective as a Blockage Notice if an effective Blockage Notice shall have been given within 360 days prior thereto.

                   (iii) For purposes of this Section 7, a "Blockage Period" with respect to a Blockage Notice is the period commencing upon the Company's receipt of such Blockage Notice and having the duration set forth in the particular agreement establishing the Senior Indebtedness to which the Company is a party; provided, that, such Blockage Period is no more than 90 days.

         Notwithstanding the foregoing, the Blockage Period shall be inapplicable or cease to be effective if an Event of Default pursuant to Section 6(d) or (e) shall have occurred. In addition, any Blockage Period shall cease to be effective if at any time during such period (i) substantial assets of the Company are sold or otherwise disposed of outside of the ordinary course of business for less than fair value or (ii) payment or any distribution of any character, whether in cash, securities or other property of the Company shall be made to or received by any creditor on any indebtedness which is on the same level of priority with or junior and subordinate in right of payment to this Subordinated Convertible Note.

         Upon the expiration or termination of any Blockage Period, the Payee shall be entitled to exercise any of its rights with respect to this Subordinated Convertible Note other than any right to accelerate the maturity date of this Subordinated Convertible Note based upon the occurrence of any Event of Default in respect thereto which has been cured or otherwise remedied during the Blockage Period.

              (d) Payments and Distributions Received. If the Payee shall have received any payment from or distribution of assets of the Company in respect of Obligations in contravention of the terms of this Section 7 before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full.

              (e) Proofs of Claim. If, while any Senior Indebtedness is outstanding, any Event of Default under Section 6(d) or (e) of this Subordinated Convertible Note occurs, the Payee shall duly and promptly take such action as any holder of Senior Indebtedness may reasonably request to collect any payment with respect to this Subordinated Convertible Note for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of this Subordinated Convertible Note. Upon the failure of the Payee to take any such action, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Subordinated Convertible Note and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Holder with respect to this Note.

              (f) Subrogation. After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash, the Payee shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Payee have been applied to the payment of Senior Indebtedness. A distribution made under this Section 7 to a holder of Senior Indebtedness which otherwise would have been made to the Payee is not, as between the Company and the Payee, a payment by the Company on Senior Indebtedness.

              (g) Relative Rights. This Section 7 defines the relative rights of the Payee and the holders of Senior Indebtedness. Nothing in this Section 7 shall (i) impair, as between the Company and the Payee, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including default interest) on this Subordinated Convertible Note in accordance with its terms; (ii) effect the relative rights of the Payee and creditors of the Company other than holders of Senior Indebtedness; or (iii) prevent the Payee from exercising its available remedies upon an Event of Default, subject to the rights, if any, under this Section 7 of holders of Senior Indebtedness.

              (h) Subordination May Not Be Impaired by the Company. No right of any holder of any Senior Indebtedness to enforce the subordination of the Obligations evidenced by this Subordinated Convertible Note shall be impaired by any failure by the Company or such holder of Senior Indebtedness to act or by the failure of the Company or such holder to comply with this Subordinated Convertible Note. The provisions of this Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness as a result of the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

              (i) Payments. A payment with respect to principal of or interest on the Obligations shall include, without limitation, payment of principal of and interest on this Note, and any payment on account of mandatory prepayment provisions.

              (j) Section Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on or other amounts constituting the Obligations by reason of any provision of this Section 7 shall not be construed as preventing the occurrence of an Event of Default under
Section 6.

         27. Suits for Enforcement.

              (a) Upon the occurrence of any one or more Events of Default, the holder of this Subordinated Convertible Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Securities Purchase Agreement or in aid of the exercise of any power granted in this Subordinated Convertible Note, or may proceed to enforce the payment of this Subordinated Convertible Note, or to enforce any other legal or equitable right it may have as a holder of this Subordinated Convertible Note.

              (b) The holder of this Subordinated Convertible Note may direct the time, method and place of conducting any proceeding for any remedy available to itself.

              (c) In case of any Event of Default, the Payor will pay to the holder of this Subordinated Convertible Note such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to such Event of Default, including without limitation, costs of collection and reasonable fees, disbursements and other charges of counsel incurred in connection with any action in which the holder prevails.

         28. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner and to the addresses set forth in Section 11.2 of the Securities Purchase Agreement.

         29. Successors and Assigns. This Subordinated Convertible Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Payor may not assign any of its rights under this Subordinated Convertible Note without the prior written consent of Payee. The Payee may assign all or a portion of their rights or obligations under this Subordinated Convertible Note to an Affiliate without the prior written consent of the Payor.

         30. Amendment and Waiver.

              (a) No failure or delay on the part of the Payor or Payee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Payor or Payee at law, in equity or otherwise.

              (b) Any amendment, supplement or modification of or to any provision of this Subordinated Convertible Note, any waiver of any provision of this Subordinated Convertible Note and any consent to any departure by the Payor from the terms of any provision of this Subordinated Convertible Note, shall be effective (i) only if it is made or given in writing and signed by the Payor and the Payee and (ii) only in the specific instance and for the specific purpose for which made or given.

         31. Headings. The headings in this Subordinated Convertible Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         32. GOVERNING LAW. THIS SUBORDINATED CONVERTIBLE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

         33. Costs and Expenses. The Payor hereby agrees to pay on demand all reasonable out-of-pocket costs, fees, expenses, disbursements and other charges (including but not limited to the fees, expenses, disbursements and other charges of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Payee) of the Payee arising in connection with any consent or waiver granted or requested hereunder or in connection herewith, and any renegotiation, amendment, work-out or settlement of this Subordinated Convertible Note or the indebtedness arising hereunder.

         34. Waiver of Jury Trial and Setoff. The Payor hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Subordinated Convertible Note or any instrument or document delivered pursuant to this Subordinated Convertible Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Payor and the Payee; and the Payor hereby waives the right to interpose any setoff or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim except to the extent that the failure so to assert any such setoff, counterclaim or cross-claim would permanently preclude the prosecution of the same.

         35. Consent to Jurisdiction. The Payor hereby irrevocably consents to the nonexclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Subordinated Convertible Note or any document or instrument delivered pursuant to this Agreement.

         36. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         37. Entire Agreement. This Subordinated Convertible Note, the Agreements and the Warrants are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Subordinated Convertible Note supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         38. Further Assurances. The Payor shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Subordinated Convertible Note.

                                       BLUEFLY, INC.



                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

                                                                     Exhibit F-1

                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                               NEW YORK, NY 10174
                            TELEPHONE (212) 973-0111
                    FACSIMILE (212) 891-9598 WWW.SWIDLAW.COM

                                                           THE WASHINGTON OFFICE
                                                          THE WASHINGTON HARBOUR
                                                    3000 K STREET, NW, SUITE 300
                                                       WASHINGTON, DC 20007-5116
                                              (202) 424-7500  FAX (202) 424-7647

                                            November 2, 2000

The several Purchasers listed on
Schedule 1 to the Investment
Agreement (as hereafter defined)

Gentlemen:

         We have acted as counsel to Bluefly, Inc., a New York corporation (the "Company"), and Bluefly Merger Sub, Inc., a Delaware corporation ("NewCo"), in connection with the execution and delivery of the Investment Agreement of even date herewith among the Company, NewCo and you, as Purchasers (the "Investment Agreement"), pursuant to which the Company will sell to you, as Purchasers, subordinated convertible notes in the aggregate principal amount of $5,000,000 (the "New Notes") and issue to you amended subordinated convertible notes in the aggregate principal amount of $[_________](2) (the "Amended Notes" and, together with the New Notes, the "Notes"). This opinion is being delivered to you pursuant to Section 5.6 of the Investment Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Investment Agreement.

         We note that we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company with respect to matters upon which we have been specifically requested to function by the Company. Accordingly, our examination in connection herewith has

--------------
(2) Amount equal to First Round Notes and Additional Notes, together with accrued and unpaid interest.

been limited to the documents identified to us by the Company as relevant to the transactions contemplated by the Investment Agreement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction to be genuine, of the Investment Agreement, the New Notes and the Amended Notes (collectively, the "Transaction Documents"), and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and instruments of the Company and NewCo, certificates or comparable documents of public officials and of officers and representatives of the Company and NewCo and have made such inquiries of such officers and representatives, and considered such questions of law, as we deemed relevant and necessary as the basis for the opinions hereinafter set forth.

         In making such examinations, we have assumed the legal capacity of each natural person signing the Transaction Documents, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as certified, photostatic or telecopied copies and the accuracy and completeness of all corporate records and other information made available to us by the Company and NewCo. We have further assumed that the Investment Agreement has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, the Purchasers.

         As to questions of fact material to this opinion, we have relied solely upon the accuracy of the representations and warranties of the parties in the Investment Agreement and of the certificates and other comparable documents of officers and representatives of the Company and NewCo, upon statements made to us in discussions with the management of the Company and NewCo and upon certificates of public officials. The phrase "to our knowledge" as used in this opinion means actual knowledge of attorneys currently within this firm based upon work performed on substantive aspects of the transactions that are the subject of the Transaction Documents or other matters with respect to which such attorneys have performed substantive work in the course of their representation of the Company and NewCo, certificates of certain representatives of the Company, and our examination of documents in connection with the issuance of this opinion, and does not include matters as to which such attorneys could be deemed to have constructive knowledge. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file, dockets or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

         Based upon the foregoing, and subject to the qualifications, limitations and

November 10, 2000

    assumptions stated herein, we are of the opinion that:

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

NewCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

NewCo was incorporated on October 31, 2000.

Each of the Company and NewCo has all requisite corporate power to own and hold its properties, to carry on its business as, to our knowledge, it is currently conducted and to execute, deliver and perform its obligations under the Transaction Documents.

The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all requisite corporate action on the part of the Company.

The execution, delivery and performance by NewCo of the Investment Agreement have been duly authorized by all requisite corporate action on the part of NewCo.

Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The Investment Agreement has been duly executed and delivered by NewCo and constitutes the legal, valid and binding obligation of NewCo, enforceable against NewCo in accordance with its terms.

The execution and delivery by the Company and NewCo of the Transaction Documents to which it is a party, the performance by the Company and NewCo of its obligations thereunder and the issuance, sale and delivery of the Notes do not:
(a) contravene the terms of the New York Certificate or by-laws of the Company or the Delaware Certificate or by-laws of NewCo or any organizational documents, or any amendment thereof, of any Subsidiary of the Company; (b) violate, conflict with or result in a breach or contravention of, or the creation of any Lien under, any material contract or any New York or federal law or regulation which, in our experience, is normally applicable to transactions of the type contemplated by the Investment Agreement, except for those which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"); and (c) violate any Orders known to us of any Governmental Authority against, or binding upon, the Company, NewCo or any Subsidiary of the Company except for those Orders the violation of which would not have a Material Adverse Effect. In rendering the opinion expressed in this paragraph with respect to subparagraph (b) above, we have been advised by the Company and have

November 10, 2000

assumed, for purposes of our opinion, that the only material contracts are those that are filed as exhibits or described in the Company's SEC Documents. In rendering the opinion expressed in this paragraph with respect to performance by the Company of its obligations under the Investment Agreement, we have assumed compliance by the Company with the Securities Act and the Exchange Act, and the applicable rules and regulations thereunder and with applicable state securities laws and the applicable regulations thereunder.

Except as set forth on Schedule 3.4 to the Investment Agreement, no consent, approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Authority, (ii) stock exchange on which the securities of the Company are traded or (iii), to our knowledge, any other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company or any of its Subsidiaries or NewCo for the execution, delivery and performance by the Company or NewCo of the Investment Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby, except consents, approvals, authorizations, orders, registrations, filings or qualifications that have already been obtained or are not material to the business or operations of the Company and its Subsidiaries, taken as a whole. In rendering the opinion expressed in this paragraph, we have assumed the accuracy of the representations and warranties of the Purchasers set forth in Section 4 of the Investment Agreement. In rendering the opinion expressed in this paragraph with respect to the performance by the Company and NewCo of their respective obligations under the Investment Agreement, we have also assumed compliance by the Company and NewCo at such time with the Securities Act, the Exchange Act and the applicable rules and regulations thereunder and with applicable state securities laws and the applicable regulations thereunder.

As of the date hereof, the authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, $.01 par value, of which 500,000 shares have been designated as Series A Stock.

To our knowledge, there is no action, suit, investigation or proceeding pending or threatened against the Company or any of its properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity of the Investment Agreement or any action taken or to be taken pursuant thereto.

The opinions set forth above are subject to the following qualifications and limitations:

Our opinions in paragraphs 1 and 11 as to the due incorporation, valid existence and good standing and authorized capital stock of the Company are based solely on our review of

November 10, 2000

recently issued certified copy of the New York Certificate and a recently issued certificate of good standing obtained from the Secretary of State of the State of New York;

Our opinion in paragraph 2 and 3 as to the due incorporation, valid existence and good standing of NewCo is based solely on our review of a recently issued certified copy of the certificate of incorporation of NewCo and a recently issued certificate of good standing obtained from the Secretary of State of the State of Delaware.

We express no opinion as to the effect of the application of equitable principles (whether considered in a proceeding at law or in equity) or of bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies (including those relating to fraudulent conveyances and transfers);

We express no opinion as to the enforceability of any choice of law provision in any Transaction Document;

We express no opinion as to the enforceability under certain circumstances, under state or federal law or court decisions, of provisions that purport to establish (or many be construed to establish) evidentiary standards;

We express no opinion as to the enforceability under certain circumstances, under state or federal law or court decisions, of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law or statute, where such waivers are against public policy or prohibited by law;

We express no opinion as to the enforceability under certain circumstances, under state or federal law or court decisions, of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that election of a particular remedy or remedies may be exercised without notice or upon a stated period of notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

We express no opinion as to limitations on the right to exercise rights and remedies under the Transaction Documents or to impose penalties for any default thereunder if it is determined in substance by a court of competent jurisdiction that the default is not material, the penalties bear no reasonable relation to the damage suffered as a result of the defaults, or it cannot be demonstrated that enforcement of the restrictions or burdens is reasonably necessary for the protection of the party purporting to exercise such rights;

We express no opinion as to the validity or enforceability of the indemnification and contribution provisions of the Investment Agreement;

November 10, 2000

We express no opinion as to the tax consequences of the transactions contemplated by the Investment Agreement; and

We express no opinion concerning the laws of any jurisdiction other than the law of the State of New York (including but not limited to the Business Corporation Law of the State of New York), the federal law of the United States of America, and, to the extent provided in the succeeding sentence, the Delaware General Corporation Law. With respect to any matters concerning Delaware corporate law involved in the opinions set forth below, any such opinions are based upon our reasonable familiarity with the Delaware General Corporation Law as a result of our reading of standard published compilations of such laws. We express no opinion concerning any state securities or "blue sky" laws. We also express no opinion on the effect of the consummation of the transactions contemplated by the Transaction Documents on the Company's compliance with the rules of any stock exchange.

         The opinions rendered herein are as of the date hereof. We assume no obligation to update or supplement those opinions to reflect any fact which may hereafter come to our attention or any changes in law which may hereafter occur.

         This letter is furnished by us, as counsel to the Company and NewCo, in connection with the consummation of the transactions contemplated by the Investment Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purposes, or relied upon by any other person, firm, corporation or other entity for any purpose, or quoted in whole or in part or otherwise referred to, without our prior written consent.

                                            Very truly yours,


                                            SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


SBSF:RAG:JSH:AMF

November 10, 2000

                                                                     EXHIBIT F-2

                               [              ]



The several Purchasers listed on
Schedule 1 to the Investment
Agreement (as hereafter defined)

Gentlemen:

         We have acted as counsel to Bluefly, Inc., a Delaware corporation formerly known as Bluefly Merger Sub, Inc. (the "Company"), and Bluefly, Inc., a New York corporation (the "Merging Company"), in connection with the execution and delivery of the Investment Agreement, dated as of November __, 2000, among the Company, the Merging Company and you, as Purchasers (the "Investment Agreement"), pursuant to which the Company will issue to you shares of the Company's Series B Convertible Preferred Stock (the "Series B Shares") upon the conversion of the New Notes and the Amended Notes and amend the terms of the Company's Series A Convertible Preferred Stock (the "Series A Shares"). This opinion is being delivered to you pursuant to Section 5.6 of the Investment Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Investment Agreement.

         We note that we are not general counsel to the Company or the Merging Company and would not ordinarily be familiar with or aware of matters relating to the Company or the Merging Company unless they are brought to our attention by representatives of the Company or the Merging Company with respect to matters upon which we have been specifically requested to function by the Company. Accordingly, our examination in connection herewith has been limited to the documents identified to us by the Company or the Merging Company as relevant to the transactions contemplated by the Investment Agreement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction to be genuine, of the Investment Agreement, the Delaware Certificate, the Certificate of Merger (New
York) and the Certificate of Merger (Delaware) (collectively, the "Transaction Documents"), and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and instruments of the Company and the Merging Company, certificates or comparable documents of public officials and of officers and representatives of the Company and the Merging Company and have made such inquiries of such officers and representatives, and considered such questions of law, as we deemed relevant and necessary as the basis for the opinions hereinafter set forth.

November 10, 2000

         In making such examinations, we have assumed the legal capacity of each natural person signing the Transaction Documents, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as certified, photostatic or telecopied copies and the accuracy and completeness of all corporate records and other information made available to us by the Company and the Merging Company. We have further assumed that the Investment Agreement has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, the Purchasers.

         As to questions of fact material to this opinion, we have relied solely upon the accuracy of the representations and warranties of the parties in the Investment Agreement and of the certificates and other comparable documents of officers and representatives of the Company and the Merging Company, upon statements made to us in discussions with the management of the Company and the Merging Company and upon certificates of public officials. The phrase "to our knowledge" as used in this opinion means actual knowledge of attorneys currently within this firm based upon work performed on substantive aspects of the transactions that are the subject of the Transaction Documents or other matters with respect to which such attorneys have performed substantive work in the course of their representation of the Company, certificates of certain representatives of the Company and the Merging Company, and our examination of documents in connection with the issuance of this opinion, and does not include matters as to which such attorneys could be deemed to have constructive knowledge. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file, dockets or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

         Based upon the foregoing, and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that:

         The Merger has been duly effected in accordance with the provisions of
Section 252 of the General Corporation Law of the State of Delaware and Section 907 of the Business Corporation Law of the State of New York.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation and is in good standing in the State of New York.

         The execution and delivery by the Company of the Certificate of Merger (New York) and Certificate of Merger (Delaware) (together, the "Merger Documents"), the performance by the Company of its obligations thereunder, the issuance and delivery of the Series B Shares upon the conversion of the New Notes and the Amended Notes and the amendment of the terms of the Series A Shares do not: (a) contravene the terms of the Delaware Certificate or by-laws of the Company or any organizational documents, or any amendment thereof, of any Subsidiary of the Company; (b) violate, conflict with or result in a breach or contravention of, or the creation of any Lien under, any material contract or any New York or federal law or regulation which, in our experience, is normally applicable to transactions of the type contemplated by the Investment Agreement, except for those contracts or laws, the violation of which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"); and (c) violate any Orders known to us of any Governmental Authority against, or binding upon, the Company or any Subsidiary of the Company, except for those Orders, the violation of which would not have a Material Adverse Effect. In rendering the opinion expressed in this paragraph with respect to subparagraph
(b) above, we have been advised by the Company and, for purposes of our opinion, have assumed that the only material contracts are those that are filed as exhibits or described in the Company's SEC Documents. In rendering the opinion expressed in this paragraph with respect to the issuance by the Company of the Series A Shares and the Series B Shares, we have assumed compliance by the Company with the Securities Act, the Exchange Act and the applicable rules and regulations thereunder and with applicable state securities laws and the applicable regulations thereunder.

         Except as set forth on Schedule 3.4 to the Investment Agreement, no consent, approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Authority, (ii) stock exchange on which the securities of the Company are traded or (iii) to our knowledge, any other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company or the Merging Company for (A) the execution, delivery and performance by the Company of the Merger Documents and the consummation of the transactions contemplated thereby, (B) the amendment of the terms of the Series A Shares, and (C) the issuance and delivery of the Series B Shares, except consents, approvals, authorizations, orders, registrations, filings or qualifications that have already been obtained or are not material to the business or operations of the Company and its Subsidiaries, taken as a whole. In rendering the opinion expressed in this paragraph, we have assumed the accuracy of the representations and warranties of the Purchasers set forth in
Section 4 of the Investment Agreement. In rendering the opinion expressed in this paragraph with respect to the performance by the Company of its obligations under the Investment Agreement, we have also assumed compliance by the Company at such time with the Securities Act, the Exchange Act and the applicable rules and regulations thereunder and with applicable state securities laws and the applicable regulations thereunder.

         As of the date hereof, the authorized capital stock of the Company consists of [40,000,000] shares of Common Stock and [25,000,000] shares of Preferred Stock, $.01 par value, of which 500,000 shares have been designated as Series A Stock and [9,000,000] shares have been designated as Series B Stock. To our knowledge, as of the date hereof the issued and outstanding stock of the Company consists of _______ shares of Common Stock, 500,000 shares of Series A Stock and ________ shares of Series B Stock. All such shares of Capital Stock of the Company have been duly authorized and are fully paid and non-assessable.

         To our knowledge, there is no action, suit, investigation or proceeding pending or threatened against the Company or any of its properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity of the Investment Agreement or the Merger Documents or any action taken or to be taken pursuant thereto.

         The Series B Shares have been duly authorized by all requisite corporate action on the part of the Company. The shares of Common Stock issuable upon conversion of the Series B Shares have been duly reserved for issuance upon conversion of the Series B Shares and, when so issued in accordance with the terms of the Series B Shares, such shares of Common Stock will be validly issued, fully paid and nonassessable by the Company and the issuance thereof will not trigger any statutory preemptive rights of any Person.

         The Proxy Statement sent to the Company shareholders in connection with the Company Shareholders Meeting complied in form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         The opinions set forth above are subject to the following qualifications and limitations:

         Our opinion in paragraph 1 is based solely on our review of a certified copy of the Certificate of Merger (New York) and a certified copy of the Certificate of Merger (Delaware);

         Our opinions in paragraphs 2 and 5 as to the due incorporation, valid existence and good standing and authorized capital stock of the Company are based solely on our review of a recently issued certified copy of the Delaware Certificate, a recently issued certificate of good standing obtained from the Secretary of State of the State of Delaware and on a recently issued certificate of existence obtained from the Secretary of State of the State of New York;

         Our opinion in paragraph 5 as to the issued and outstanding Capital Stock of the Company is based solely on our review of the minutes of the Company and on a certificate of an officer of the Company; and

         We express no opinion concerning the laws of any jurisdiction other than the law of the State of New York (including but not limited to the Business Corporation Law of the State of New York), the law of the State of Delaware relating to corporations and the federal law of the United States of America and, to the extent provided in the succeeding sentence, the Delaware General Corporation Law. With respect to any matters concerning Delaware corporate law involved in the opinions set forth below, any such opinions are based upon our reasonable familiarity with the Delaware General Corporation Law as a result of our reading of standard published compilations of such laws. We express no opinion concerning any state securities or "blue sky" laws. We also express no opinion on the effect of the consummation of the transactions contemplated by the Transaction Documents on the Company's compliance with the rules of any stock exchange.

         The opinions rendered herein are as of the date hereof. We assume no obligation to update or supplement those opinions to reflect any fact which may hereafter come to our attention or any changes in law which may hereafter occur.

         This letter is furnished by us, as counsel to the Company, in connection with the consummation of those transactions contemplated by the Investment Agreement to occur at the Second Closing and is solely for your benefit. This opinion may not be relied upon by you for any other purposes, or relied upon by any other person, firm, corporation or other entity for any purpose, or quoted in whole or in part or otherwise referred to, without our prior written consent.

                                       Very truly yours,



                                       SWIDLER BERLIN SHEREFF FRIEDMAN,  LLP

SBSF:

                                                                     EXHIBIT F-3

                         [                   ]

The several Purchasers listed on
Schedule 1 to the Investment
Agreement (as hereafter defined)

Gentlemen:

         We have acted as counsel to Bluefly, Inc., a Delaware corporation formerly known as Bluefly Merger Sub, Inc. (the "Company"), in connection with the execution and delivery of the Investment Agreement dated as of November __, 2000 among the Company, Bluefly, Inc., a New York corporation, and you, as Purchasers (the "Investment Agreement"), pursuant to which the Company will sell to you shares of the Company's Common Stock (the "Shares"). This opinion is being delivered to you pursuant to Section 5.6 of the Investment Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Investment Agreement.

         We note that we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company with respect to matters upon which we have been specifically requested to function by the Company. Accordingly, our examination in connection herewith has been limited to the documents identified to us by the Company as relevant to the transactions contemplated by the Investment Agreement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction to be genuine, of the Investment Agreement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and instruments of the Company, certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives, and considered such questions of law, as we deemed relevant and necessary as the basis for the opinions hereinafter set forth.

         In making such examinations, we have assumed the legal capacity of each natural person signing the Investment Agreement, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as certified, photostatic or telecopied copies and the accuracy and completeness of all corporate records and other information made available to us by the

Company. We have further assumed that the Investment Agreement has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, the Purchasers.

         As to questions of fact material to this opinion, we have relied solely upon the accuracy of the representations and warranties of the parties in the Investment Agreement and of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the management of the Company and upon certificates of public officials. The phrase "to our knowledge" as used in this opinion means actual knowledge of attorneys currently within this firm based upon work performed on substantive aspects of the transactions that are the subject of the Investment Agreement or other matters with respect to which such attorneys have performed substantive work in the course of their representation of the Company, certificates of certain representatives of the Company, and our examination of documents in connection with the issuance of this opinion, and does not include matters as to which such attorneys could be deemed to have constructive knowledge. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file, dockets or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

         Based upon the foregoing, and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that:

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation and is in good standing in the State of New York.

         The issuance and delivery of the Shares do not: (a) contravene the terms of the Delaware Certificate or by-laws of the Company; (b) violate, conflict with or result in a breach or contravention of, or the creation of any Lien under, any material contract or any New York or federal law or regulation which, in our experience, is normally applicable to transactions of the type contemplated by the Investment Agreement, except for those which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"); and (c) violate any Orders known to us of any Governmental Authority against, or binding upon, the Company, except for those Orders the violation of which would not have a Material Adverse Effect. In rendering the opinion expressed in this paragraph with respect to subparagraph
(b) above, we have been advised by the Company and have assumed, for the purposes of our opinion that the only material contracts are those that are filed as exhibits or described in the Company's SEC Documents. In rendering the opinion expressed in this paragraph with respect to the issuance by the Company of its obligations under the Investment Agreement, we have assumed compliance by the Company with the Securities Act, the Exchange Act and the applicable rules and regulations thereunder and with applicable state securities laws and the applicable regulations thereunder.

         Except as set forth on Schedule 3.4 to the Investment Agreement, no consent, approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Authority, (ii) stock exchange on which the securities of the Company are traded or (iii) to our knowledge, any other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company for the issuance and delivery of the Shares, except consents, approvals, authorizations, orders, registrations, filings or qualifications that have already been obtained or are not material to the business or operations of the Company and its Subsidiaries, taken as a whole. In rendering the opinion expressed in this paragraph, we have assumed the accuracy of the representations and warranties of the Purchasers set forth in Section 4 of the Investment Agreement. In rendering the opinion expressed in this paragraph with respect to the performance by the Company of its obligations under the Investment Agreement, we have also assumed compliance by the Company at such time with the Securities Act, the Exchange Act and the applicable rules and regulations thereunder and with applicable state securities laws and the applicable regulations thereunder.

         To our knowledge, there is no action, suit, investigation or proceeding pending or threatened against the Company or any of its properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity of the Investment Agreement or any action taken or to be taken pursuant thereto.

         As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, $.01 par value, of which 500,000 shares have been designated as Series A Stock and [9,000,000] shares have been designated as Series B Stock. To our knowledge, as of the date hereof the issued and outstanding stock of the Company consists of _______ shares of Common Stock, 500,000 shares of Series A Stock and ________ shares of Series B Stock. All such shares of Capital Stock of the Company have been duly authorized and are fully paid and non-assessable.

         The Shares have been duly authorized by all requisite corporate action on the part of the Company and, upon issuance, such shares of Common Stock will be validly issued, fully paid and nonassessable by the Company and the issuance thereof will not trigger any statutory preemptive rights of any Person.

         The Registration Statement filed with the SEC in connection with the Rights Offering and the Prospectus contained therein complied in form in all material respects with the requirements of the Securities Act and with the rules and regulations thereunder. The Registration Statement was declared effective on ______________ and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and the Company has not been notified that any procedures for that purpose have been instituted or were pending under the Securities Act at the time of the completion of the Rights Offering.

         The opinions set forth above are subject to the following qualifications and limitations:

         Our opinions in paragraphs 1 and 5 as to the due incorporation, valid existence, good standing and qualification to do transact business as a foreign corporation and as to the authorized capital stock of the Company are based solely on our review of a recently issued certified copy of the Delaware Certificate, a recently issued certificate of good standing obtained from the Secretary of State of the State of Delaware and a recently issued certificate of existence obtained from the Secretary of State of the State of New York;

         Our opinion in paragraph 5 as to the issued and outstanding Capital Stock of the Company is based solely on our review of the minutes of the Company and on a certificate of an officer of the Company;

         Our opinion in paragraph 7 as to the effectiveness of the Registration Statement is based solely on oral advice received from the Staff of the SEC on __________; and

         We express no opinion concerning the laws of any jurisdiction other than the law of the State of New York (including but not limited to the Business Corporation Law of the State of New York), the federal law of the United States of America, and, to the extent provided in the succeeding sentence, the Delaware General Corporation Law. With respect to any matters concerning Delaware corporate law involved in the opinions set forth below, any such opinions are based upon our reasonable familiarity with the Delaware General Corporation Law as a result of our reading of standard published compilations of such laws. We express no opinion concerning any state securities or "blue sky" laws. We also express no opinion on the effect of the consummation of the transactions contemplated by the Transaction Documents on the Company's compliance with the rules of any stock exchange.

         The opinions rendered herein are as of the date hereof. We assume no obligation to update or supplement those opinions to reflect any fact which may hereafter come to our attention or any changes in law which may hereafter occur.

         This letter is furnished by us, as counsel to the Company, in connection with the consummation of the transactions contemplated by the Investment Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purposes, or relied upon by any other person, firm, corporation or other entity for any purpose, or quoted in whole or in part or otherwise referred to, without our prior written consent.

                                       Very truly yours,



                                       SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SBSF: